Exhibit 4.15

EXECUTION VERSION

Dated 24 February 2021

OZON HOLDINGS PLC

(as Issuer)

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

(as the Trustee)

TRUST DEED

constituting

U.S.$750,000,000 1.875 per cent. Convertible Bonds due 2026

Ref: L-309193

Linklaters LLP

Table of Contents

Contents		Page
1	Interpretation	1

2	Amount of the Original Bonds and Covenant to Pay	5

3	Form of the Original Bonds	8

4	Stamp Duties and Taxes	8

5	Further Issues	9

6	Application of Moneys Received by the Trustee	9

7	Covenant to Comply with Provisions	11

8	Covenants	11

9	Remuneration and Indemnification of the Trustee	14

10	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	16

11	Trustee Liable for Negligence	25

12	Waiver and Proof of Default	26

13	Trustee not Precluded from Entering into Contracts	26

14	Modification, Waiver and Substitution	27

15	Appointment, Retirement and Removal of the Trustee	29

16	Currency Indemnity	30

17	Communications	30

18	Purchase or Redemption by the Issuer of its own shares or ADSs	31

19	Sanctions	32

20	Governing Law, Arbitration, Consent to Enforcement and Immunity	32

21	Counterparts	34

22	Contracts (Rights of Third Parties) Act 1999	34

Schedule 1 Form of Definitive Bonds		35

i

Schedule 2 Form of Global Bond	38

Schedule 3 Provisions for meetings of Bondholders	45

Schedule 4 Terms and Conditions of the Bonds	54

ii

This Trust Deed is made on 24 February 2021 between:

(1)

OZON HOLDINGS PLC, a company incorporated under the laws of the Republic of Cyprus, with registered office at Capital Center, 9th Floor, 2-4 Arch. Makarios III Ave, Nicosia 1065, Cyprus (the “Issuer”); and

(2)

BNY CORPORATE TRUSTEE SERVICES LIMITED, whose registered office is at One Canada Square, London E14 5AL, United Kingdom (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)

The Issuer, incorporated in the Republic of Cyprus, has by a resolution of its board of directors passed on 16 February 2021 authorised the creation and issue of U.S.$750,000,000 in aggregate principal amount of 1.875 per cent. Convertible Bonds due 2026 which are, subject to a cash alternative option at the discretion of the Issuer, convertible into American Depositary Shares of the Issuer (“ADSs”) representing fully paid ordinary shares in the capital of the Issuer (“Shares”) or representing rights to receive Shares, such Shares being issued to and held by the Depositary (as defined below), to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby agreed and declared as follows:

1	Interpretation

1.1	Definitions

The following expressions have the following meanings:

“Agency Agreement” means the Paying, Transfer and Conversion Agency Agreement dated 24 February 2021, as amended from time to time, between the Issuer, the Trustee, the Principal Paying, Transfer and Conversion Agent and the Registrar whereby the initial Principal Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Bonds together with any agreement for the time being in force amending or modifying with the approval in writing of the Trustee the aforesaid agreement;

“Agents” means, in relation to the Bonds, the Principal Paying, Transfer and Conversion Agent, the Registrar and any other agent appointed pursuant to the Agency Agreement and, in relation to any Further Bonds, means any agent appointed in relation to them;

“Appointee” means any custodian, agent, delegate or nominee appointed by the Trustee under Clause 15;

“Authorised Signatory” means any person who (a) is a director, secretary, managing officer or another duly authorised officer of the Issuer; or (b) has been notified by the Issuer in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer for the purposes of this Trust Deed;

“Bondholder” and (in relation to a Bond) “holder” means a person in whose name a Bond is registered in the Register (as defined in Condition 4(a));

“Bonds” means the Original Bonds and/or as the context may require any Further Bonds, except that in Schedules 1 and 2 “Bonds” means the Original Bonds;

“Calculation Agency Agreement” means, in relation to the Bonds, the Calculation Agency Agreement dated on or about the date hereof, as amended from time to time, between the Issuer and the Calculation Agent;

“Clearstream, Luxembourg” means Clearstream Banking S.A.;

“Closing Date” means 24 February 2021;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 4 and, with respect to any Further Bonds, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Bonds as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Bonds, be construed accordingly and shall, in relation to any Further Bonds, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Definitive Original Bonds” means those Original Bonds for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 1;

“Depositary” means The Bank of New York Mellon as depositary, which term shall include any successor depositary.

“Directors” means the directors of the Issuer;

“Euroclear” means Euroclear Bank SA/NV;

“Electronic Consent” has the meaning set out in paragraph 1 of Schedule 3;

“Event of Default” means any of the events described in Condition 10 (or, in respect of any Further Bonds, the relevant Condition) which, if so required by Condition 10, have been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the holders of the Bonds;

“Extraordinary Resolution” has the meaning set out in paragraph 1 of Schedule 3;

“Further Bonds” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 5 and Condition 18 and constituted by a deed supplemental to this Trust Deed;

“Global Bond” means the registered global bond representing Original Bonds in the form or substantially in the form set out in Schedule 2 and/or as the context may require any global bond or note representing Further Bonds or any of them (and “Global Bonds” shall be construed accordingly);

a “holding company” of a company or a corporation means any company or corporation of which the first mentioned company or corporation is a Subsidiary;

“Losses” means any and all claims, losses, liabilities, damages, costs, fees, expenses and judgements (including properly incurred legal fees and expenses) sustained by any person;

“Original Bonds” means the Convertible Bonds due 2026 constituted by this Trust Deed and for the time being outstanding (being on the date hereof U.S.$750,000,000 in principal amount) or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to Condition 13 and the Global Bond;

“Original Bondholders” means the holders for the time being of Original Bonds;

“outstanding” means, in relation to the Bonds, all the Bonds issued other than (i) those which have been redeemed in accordance with the Conditions, (ii) those in respect of which Conversion Rights have been exercised and the Issuer’s obligations to transfer and deliver ADSs and/or pay cash have been duly performed, (iii) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under Condition 5 after such date and, if the Issuer has exercised its ADS Settlement Option, any Cash Settlement Amount) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment in accordance with the Conditions and, if the Issuer has exercised its ADS Settlement Option, any obligations to transfer and deliver ADSs have been duly performed, (iv) those which have become void or those in respect of which claims have become prescribed under Condition 12, (v) those which have been purchased and cancelled as provided in Condition 7, (vi) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 13, (vii) those Bonds which have alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 13; provided that for the purposes of (a) ascertaining the right to attend any meeting of the Bondholders and vote at any meeting of the Bondholders or to participate in any Written Resolution or Electronic Consent, (b) the determination of how many Bonds are outstanding for the purposes of the Conditions and the Trust Deed, (c) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (d) the certification (where relevant) by the Trustee as to whether an Event of Default or Potential Event of Default is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds (if any) which are beneficially held by, or are held on behalf of, the Issuer or any of its Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying, Transfer and Conversion Agents” means, in relation to the Original Bonds, the institutions (including the Principal Paying, Transfer and Conversion Agent) referred to as such in the Conditions and, in relation to any Further Bonds, the Paying, Transfer and Conversion Agents (including the Principal Paying, Transfer and Conversion Agent) appointed in respect of such Further Bonds at their specified offices and in each case any Successor Paying, Transfer and Conversion Agent (including any Successor Principal Paying, Transfer and Conversion Agent) at its specified office;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 10, become an Event of Default;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, The Bank of New York Mellon, London Branch at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds at its specified office and in each case any Successor Principal Paying, Transfer and Conversion Agent at its specified office;

“Registrar” means, in relation to the Original Bonds, The Bank of New York Mellon SA/NV, Dublin Branch at its specified office or any Successor Registrar appointed under the Agency Agreement at its specified office and, in relation to any Further Bonds, such institution as shall be appointed Registrar for such Further Bonds at its specified office;

“Securities Act” means the U.S. Securities Act of 1933;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 8.10 and Condition 17;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 8.10 and Condition 17;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and (unless the context requires otherwise) any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Written Resolution” has the meaning set out in paragraph 1 of Schedule 3.

1.2	Construction of Certain References

References to:

1.2.1	costs, fees, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“U.S.$” and “U.S. dollars” means the lawful currency for the time being of the United States of America;

1.2.3

any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.4	words denoting the singular number only shall include the plural number also and vice versa;

1.2.5	words denoting one gender only shall include the other gender;

1.2.6	words denoting persons only shall include firms and corporations and vice versa;

1.2.7

any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted;

1.2.8	any document are to that document as amended, supplemented or replaced from time to time and include any document that amends, supplements or replaces it;

1.2.9

“approval not to be unreasonably withheld or delayed” or like references mean, in relation to the Trustee, that, in determining whether to give such approval, the Trustee shall have due regard to the interests of the Bondholders and any determination as to whether or not its approval is unreasonably withheld or delayed shall be made on that basis (for the avoidance of doubt, any delay due to the Trustee seeking instructions from the Bondholders or otherwise outside of the reasonable control of the Trustee shall not be deemed unreasonable); and

1.2.10

“reasonable”, “acting reasonably” and similar expressions mean, in relation to the Trustee (and other than in Clauses 10.22 and 10.34), reasonable or acting reasonably (as the case may be) having due regard to, and taking account of, the interests of the Bondholders.

1.2.11

Unless the context otherwise requires, any reference to EU legislation, regulatory requirement, or guidance should be read as a reference to that EU legislation, regulatory requirement or guidance as it forms part of UK domestic law pursuant to the European Union (Withdrawal) Act 2018 (as amended) (the “EUWA”) or as otherwise adopted under, or given effect to in, UK legislation or the UK regulatory regime (UK Onshored Legislation, Regulatory Requirement, or Guidance) and any references to EU competent authorities should be read as references to the relevant UK competent authority. All references to legislation, regulatory requirements or guidance in this clause refer to the relevant legislation, regulatory requirements or guidance as amended from time to time.

1.3	Conditions

Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

1.4	Headings

Headings shall be ignored in construing this Trust Deed.

1.5	Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2	Amount of the Original Bonds and Covenant to Pay

2.1	Amount of the Original Bonds

The aggregate principal amount of the Original Bonds is limited to an amount not exceeding U.S.$750,000,000.

2.2	Covenant to Pay

The Issuer hereby covenants with the Trustee that it will, on any date on which the Original Bonds or any of them become due to be redeemed in accordance with this Trust Deed or the Conditions, unconditionally pay (or procure to be paid) to or to the order of the Trustee in U.S. dollars in same day funds the principal amount or amounts of the Original Bonds becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee (in the manner aforesaid) interest on the aggregate principal amount of the Original Bonds outstanding as set out in Condition 5 provided that:

2.2.1

in any case where the Issuer has exercised the ADS Settlement Option pursuant to Condition 7(i), the Issuer’s obligations in respect of the covenant to pay shall fall under Clause 2.3 and not this Clause 2.2;

2.2.2

subject to the provisions of Clause 2.5, every payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders; and

2.2.3

in the event that (following, if so required, due presentation of an Original Bond) upon redemption, payment of such amount or amounts is improperly withheld or refused, such Original Bond will continue to bear interest as aforesaid until the day of receipt by the Trustee or the Principal Paying, Transfer and Conversion Agent of all sums due in respect of the relevant Original Bond up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holder under the Conditions).

The Trustee will hold the benefit of this covenant on trust for the Original Bondholders.

2.3	Covenant to pay and to deliver Deliverable ADSs

The Issuer covenants with the Trustee that it will, upon exercise of the ADS Settlement Option, in accordance with this Trust Deed or the Conditions unconditionally deliver the relevant number of Deliverable ADSs (and, if applicable, the Additional Deliverable ADSs) and pay the Cash Settlement Amount, as specified in the ADS Settlement Option Notice, in each case to or to the order of the Trustee, provided that:

2.3.1

every delivery of the relevant Deliverable ADSs or Additional Deliverable ADSs, as the case may be, in respect of Bonds, either to or to the order of the relevant Bondholders as provided in the Agency Agreement or to the Relevant Person, shall, to such extent, satisfy the obligation in the first paragraph of this Clause 2.3;

2.3.2

every payment of the relevant Cash Settlement Amount made to or to the account of the Principal Paying, Transfer and Conversion Agent in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the obligation in the first paragraph of this Clause 2.3, except to the extent that there is default in the subsequent payment thereof to the Bondholders in accordance with the Conditions; and

2.3.3

if any delivery of the relevant Deliverable ADSs, Additional Deliverable ADSs and/or payment of any Cash Settlement Amount is not made to either the relevant Bondholders or the Trustee or the Relevant Person by the date required, delivery and payment shall be deemed not to have been made until the relevant Deliverable ADSs or Additional Deliverable ADSs, as the case may be, required to be delivered have been delivered and the relevant Cash Settlement Amounts have been paid to the relevant Bondholders or to the Trustee or the Relevant Person, as the case may be, in accordance with the Conditions.

The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.4	Discharge

Subject to Clause 2.5, any payment or delivery to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment or delivery so made will (subject to Clause 2.5) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.5	Payment after a Default

2.5.1	At any time after a Potential Event of Default or an Event of Default has occurred and for as long as it is continuing, the Trustee may:

(i)	by notice in writing to the Issuer and the Agents, require the Agents or those specified in such notice, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)

to act thereafter as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with such consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for such purposes) and thereafter to hold all Bonds and any Cash Settlement Amount received on conversion of the Bonds and all moneys (including any Cash Alternative Amount), documents and records held by them in respect of Bonds to the order of the Trustee; or

(b)

to deliver all Bonds received on conversion or redemption of the Bonds, all moneys (including any Cash Alternative Amount), documents and records held by them in respect of the Bonds and, if the Trustee so directs in such notice or subsequently so directs, any Cash Settlement Amount, to the Trustee or as the Trustee directs provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(ii)

by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying, Transfer and Conversion Agent with effect from the issue of any such notice to the Issuer; and from then until such time as the notice is withdrawn, Clause 2.2.2 and 2.3.3 shall not apply.

3	Form of the Original Bonds

3.1	The Global Bond

On issue of the Original Bonds, the Global Bond will be issued representing the aggregate principal amount of the Original Bonds and the Issuer shall procure that the appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of such Original Bonds. The Global Bond will be issued in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. The issue of the Global Bond in names other than those of the common depositary or its nominee is restricted as provided in the Global Bond. The Original Bonds represented by the Global Bond shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as individual Original Bonds.

3.2	Definitive Bonds

Definitive Original Bonds in registered form in authorised denominations, if issued, will be delivered upon exchange of the Global Bond as provided therein. Such Original Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

3.3	Form

Definitive Original Bonds and the Global Bond will be in, or substantially in, the respective forms set out in Schedules 1 and 2. Definitive Original Bonds will be endorsed with the Conditions.

3.4	Signature

The Global Bond will be signed manually or electronically by one or more Authorised Signatories of the Issuer duly authorised for the purpose or manually by any duly authorised attorney of the Issuer and in any case will be authenticated manually or electronically by or on behalf of the Registrar. Definitive Original Bonds (if issued) will be signed manually or electronically by one or more Authorised Signatories of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. Original Bonds (including the Global Bond) so executed and authenticated will be binding and valid obligations of the Issuer.

4	Stamp Duties and Taxes

4.1

Stamp Duties: The Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in the Republic of Cyprus, the Russian Federation, Luxembourg and Belgium or any political subdivision or any authority thereof or therein having power to tax in respect of the creation, issue and offering of the Bonds, and the execution, performance or delivery of this Trust Deed. The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other similar taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken, in accordance with the Conditions and this Trust Deed, by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15 to do so), the Bondholders to enforce the obligations of the Issuer under this Trust Deed, the Agency Agreement or the Bonds.

4.2

Change of Taxing Jurisdiction: If the Issuer is or becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in a territory with power to tax other than or in addition to the Republic of Cyprus and the Russian Federation then the Issuer will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Republic of Cyprus and the Russian Federation of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the Bonds will be construed accordingly.

5	Further Issues

5.1	Liberty to Create

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) or in all respects except for the amount and issue date, the date for the first payment of interest on them and the first date on which the conversion rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue.

5.2	Means of Constitution

Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by this Trust Deed and/or a deed supplemental to this Trust Deed shall be constituted by a deed supplemental to this Trust Deed. The Issuer shall, prior to the issue of any Further Bonds to be constituted by a deed supplemental to this Trust Deed, execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable, duly stamped) and containing covenants by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal amount and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3	Notice of Further Issues

Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than three London business days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

6	Application of Moneys Received by the Trustee

6.1	Declaration of Trust

All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee (subject to the provisions of Clause 6.2) on trust to apply them:

6.1.1

first, in payment of all fees, costs, charges and expenses properly incurred and liabilities incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its or their functions under this Trust Deed;

6.1.2

second, in payment of all fees, costs, charges and expenses properly incurred and liabilities incurred by the Agents and the Calculation Agent (including remuneration payable to them) in carrying out their functions under the Agency Agreement and the Calculation Agency Agreement respectively, on a pro rata and pari passu basis;

6.1.3	third, in payment of any amounts owing in respect of the Bonds pari passu and rateably; and

6.1.4

fourth, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person).

Without prejudice to this Clause 6.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Bonds which have become void or in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the trusts set out in this Clause 6.1.

6.2	Accumulation

The Trustee may at its discretion accumulate such moneys until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the relevant Bonds then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied under Clause 6.1. For the avoidance of doubt, the Trustee shall in no circumstances have any discretion to invest any moneys referred to in this Clause 6.2 in any investments or other assets.

6.3	Investment

Moneys held by the Trustee may at its election be placed on deposit into an account bearing a market rate interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. If such moneys are placed on deposit with a bank or financial institution which is a subsidiary, holding company, affiliate or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on a deposit to an independent customer. The Issuer shall not be responsible for, nor be obliged to pay any additional amount to the Trustee or any Bondholder due to any loss resulting from any such investment by the Trustee. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible to any person whatsoever for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7	Covenant to Comply with Provisions

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on each of the Issuer, the Trustee and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if set forth herein. The Trustee shall hold the benefit of this covenant upon trust for itself and the Bondholders according to its and their respective interests.

8	Covenants

So long as any Bond is outstanding, the Issuer covenants with the Trustee that it will:

8.1	Books of Account

keep and procure that each of the Issuer’s Material Subsidiaries keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default, or if the Trustee has reasonable grounds for believing that any such event has occurred and is continuing, so far as permitted by applicable law, allow, and procure that each of the Issuer’s Material Subsidiaries will allow, the Trustee and anyone appointed by it to whom the Issuer and/or the relevant Material Subsidiary has no reasonable objection, access to the books of account of the Issuer and/or the relevant Material Subsidiary, respectively, at all times during normal business hours and upon prior notice for the purpose of the performance and discharge of its functions hereunder (in relation to Material Subsidiaries) solely insofar as such books and records are relevant for the transactions contemplated hereunder;

8.2	Notice of Events of Default, Fundamental Change Event or Delisting Event

notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default, Potential Event of Default, Fundamental Change Event or Delisting Event and without waiting for the Trustee to take any action in respect of such Event of Default, Potential Event of Default, Fundamental Change Event or Delisting Event (as applicable);

8.3	Information

so long as permitted by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 10.4 for the purpose of the due discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or any other transaction document in relation to the Bonds or by operation of law;

8.4	Financial Statements etc.

send to the Trustee, as soon as reasonably practicable after the publication thereof, (and in the case of publication of annual financial statements in any event within 180 days of the end of each financial year), one copy in English of its consolidated financial statements and such reports or other notices, statements or circulars generally issued to the creditors of the Issuer in their capacity as such;

8.5	Certificate of Authorised Signatory

send to the Trustee, within 14 days after publication of the Issuer’s annual audited financial statements being approved by and made available to its shareholders, and also within 14 days after any request by the Trustee a certificate signed by one Authorised Signatory on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no Event of Default, Potential Event of Default, breach of this Trust Deed by the Issuer, Fundamental Change Event, Delisting Event or Knock-out Event has occurred since the date of this Trust Deed or (if later) the Certification Date of the last such certificate (if any) or, if such an event has occurred, giving details of it and the Trustee shall be entitled to rely on such certificate without further enquiry and without liability to any person;

8.6	Notices to Bondholders

save for any notice in relation to an adjustment of the Conversion Price which is required to be made pursuant to the Conditions, send to the Trustee not less than five London business days before the date of publication, for the Trustee’s approval (such approval not to be unreasonably withheld or delayed), a copy of the draft form of each notice to the Bondholders to be published in accordance with Condition 17 and upon publication one copy of each notice so published (such approval not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) of any such notice which is an invitation or inducement to engage in investment activity);

8.7	Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed;

8.8	Notice of Late Payment

promptly upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

8.9	Listing and/or Admission to Trading

use all reasonable endeavours to obtain, by no later than 90 calendar days following the Closing Date, the admission of the Bonds to trading on an internationally recognised, regularly operating, regulated or non-regulated stock exchange or securities market and thereafter the Issuer will use all reasonable endeavours to maintain such listing and admission to trading for as long as any Bond is outstanding. If, however, the Issuer determines in good faith that it can no longer comply with the requirements for such listing or admission to trading, having used all reasonable endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, the Issuer will instead use all reasonable endeavours to obtain and maintain a listing on such other stock exchange or admission to trading on such other securities market of the Bonds as the Issuer may with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed) decide, and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets as aforesaid, comply with the requirements of any such stock exchange or securities market;

8.10	Change in Agents

give not less than 30 days’ prior notice to the Trustee and the Bondholders in accordance with Condition 17 of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office or, if later, notice as soon as reasonably practicable after becoming aware thereof and not make any such appointment or removal without the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed);

8.11	Bonds held by the Issuer etc.

send to the Trustee as soon as reasonably practicable after being so requested by the Trustee a certificate of the Issuer signed by one Authorised Signatory setting out the total number of Bonds which, at the date of such certificate, are beneficially held by or held on behalf of the Issuer or any of its Subsidiaries and which had not been cancelled;

8.12	Early Redemption

give prior notice to the Trustee and the Bondholders of any proposed redemption pursuant to Condition 7(b) or 7(c) in accordance with the Conditions;

8.13	Register

deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, as soon as practicable following the date hereof and at such other times as the Trustee may reasonably require;

8.14	Material Subsidiaries

give to the Trustee the following:

8.14.1

at the same time as sending the certificate referred to in Clause 8.5 above and, in any event, not later than 180 days after the end of the relevant financial year, a certificate signed by one Authorised Signatory as to which Subsidiaries of the Issuer were as at the last day of the last financial year Material Subsidiaries;

8.14.2

within 14 days of a request by the Trustee, a certificate signed by one Authorised Signatory as to which Subsidiaries of the Issuer were as at the date specified in such request, Material Subsidiaries for the purpose of Condition 10; and

8.14.3

give to the Trustee, as soon as reasonably practicable, after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate to such effect signed by one Authorised Signatory, and any certificate delivered to the Trustee under Clauses 8.14.1 through 8.14.3 above shall, in the absence of manifest error be conclusive and binding on the Issuer, the Trustee and the Bondholders and the Trustee shall be entitled to act and rely on such certificate, without further enquiry and without liability to any person;

8.15	Undertaking in respect of Conversion Rights

subject to the Issuer’s option to make a Cash Alternative Election, procure the delivery of ADSs upon conversion of the Bonds as required by the Conditions and otherwise comply with its obligations upon an exercise of Conversion Rights;

8.16	Authorised but Unissued Capital

use reasonable endeavours to at all times keep allotted for issue free from pre-emptive rights, subject to the Issuer’s option to apply the Cash Alternative Election, a sufficient number of Shares to enable Conversion Rights and all other rights of conversion for ADSs, to be satisfied in full at the current Conversion Price;

8.17	Adjustment to the Conversion Price

whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

8.17.1

as soon as reasonably practicable deliver to the Trustee a certificate of the Issuer signed by one Authorised Signatory (which the Trustee shall be entitled to accept without further enquiry and without liability to any person as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require; and

8.17.2	within 14 days thereafter give notice to the Bondholders in accordance with Condition 17 of the adjustment to the Conversion Price.

9	Remuneration and Indemnification of the Trustee

9.1	Normal Remuneration

So long as any Bond is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as trustee such sum as may be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed until all Conversion Rights in respect of the Bonds have been exercised, or the Bonds have become due for redemption, and all monies payable thereon have been paid to the Trustee or the Principal Paying, Transfer and Conversion Agent and/or all obligations of the Issuer under the Bonds have been discharged. Such remuneration shall be payable, in advance annually on such dates as may be agreed between the Issuer and the Trustee. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused upon due surrender (if so required) of such Bond, such remuneration will continue to accrue as from the date of such surrender (if so required) until payment to such Bondholder is duly made.

9.2	Extra Remuneration

If an Event of Default or a Potential Event of Default has occurred and is continuing, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time for the performance of its services as Trustee. In any other case, if the Trustee finds it expedient or necessary in the interests of Bondholders, or is requested by the Issuer, to undertake duties which the Trustee or the Issuer agrees to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer will pay such additional remuneration as may be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 9.1), as determined by an independent financial institution or person in London (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such financial institution or person being borne by the Issuer. The determination of such financial institution or person will, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Bondholders.

9.3	Expenses

The Issuer will also on written demand by the Trustee specifying the account to which payment shall be made pay or discharge all costs, charges, fees and expenses (including any value added tax) (subject to any agreed caps, if any) properly incurred and evidenced by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, properly incurred and documented legal expenses (subject to any agreed caps, if any) and any capital, stamp, registration, documentary or other similar taxes or duties properly paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer for enforcing any obligation under this Trust Deed, the Agency Agreement or the Bonds (but excluding, for the avoidance of doubt, any recoverable value added tax and any tax payable on the net income, profits or gains of the Trustee in respect of its remuneration).

9.4	Payment of Expenses

All such costs, fees, charges and expenses properly incurred and evidenced or payments made by the Trustee referred to in Clause 9.3 will be payable or reimbursable by the Issuer within 10 Cyprus business days following demand by the Trustee and:

9.4.1

in the case of payments made by the Trustee prior to such demand, will carry interest from the date on which the demand is made at a rate equivalent to the Trustee’s cost of funding on the date on which such payments were made by the Trustee; and

9.4.2	in all other cases will carry interest at such rate from 30 days after the due date.

All remuneration payable to the Trustee shall carry interest at such rate from the due date thereof until the date of payment.

9.5	Indemnity

The Issuer will within 10 Cyprus business days following demand by the Trustee indemnify it, its directors, officers and employees on an after tax basis, in respect of Amounts or Claims properly paid or incurred by it in acting as Trustee under this Trust Deed (including (1) any Appointee Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Appointee Liabilities), except to the extent any such Amounts or Claims arise as a result of the gross negligence, fraud or wilful default of the Trustee or any of its officers, employees or directors. The Issuer will within 10 Cyprus business days following demand by the Trustee indemnify it, on an after tax basis, against any Appointee Liabilities, except to the extent any Appointee Liabilities arise as a result of the gross negligence, fraud or wilful default of such Appointee or any of its officers, employees or directors.

For the purposes of this Clause:

“Amounts or Claims” are properly incurred costs, fees, claims, actions, demands or expenses and incurred losses or liabilities (other than, for the avoidance of doubt, any recoverable value added tax and any tax payable on the net income, profits or gains of the Trustee or relevant Appointee in respect of their remuneration and any liabilities in respect of which the full amount has been paid to and received by the Trustee pursuant to Clause 9.4); and

“Appointee Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its Appointees pursuant to this Trust Deed.

The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 9.5.

9.6	Payment Free and Clear

All payments to be made by the Issuer pursuant to this Clause 9 shall be made without any set-off or counterclaim and without deduction or withholding, except as required by law. In the event that any such payment is subject to deduction or withholding by the Issuer on account of taxes imposed by the Republic of Cyprus or the Russian Federation, the Issuer agrees to pay such increased amounts as after the deduction or withholding of such applicable taxes would result in the receipt by the relevant party or parties of the full amount which it would have received had such payments not been made subject to such deduction or withholding. The Trustee shall use reasonable efforts to cooperate with the Issuer in the making of an application under any applicable treaty or other agreement or arrangement for relief (as may be reasonably requested by the Issuer) in respect of any deduction or withholding.

To the extent that the Issuer shall be required to gross-up monies payable to the Trustee pursuant to this Clause 9.6 and the Trustee receives a repayment of or credit for any withholding or deduction made on such a payment, a refund shall be made to the Issuer of any such amounts previously withheld or deducted.

9.7	Evidence

The Trustee agrees to provide the Issuer with documents evidencing properly incurred costs and expenses upon the Issuer’s request.

9.8	Provisions Continuing

The provisions of Clauses 9.3, 9.4, 9.5, 9.6 and 9.7 shall survive the satisfaction and discharge of the terms of this Trust Deed and will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee and not withstanding any termination or discharge of this Trust Deed.

10	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

10.1	Advice

The Trustee may rely and act on the opinion or advice of, or information obtained from, any expert or a certificate or report or confirmation of any accountants, financial advisers, bank, lawyer or expert in each case whether or not addressed to the Trustee and whether or not their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise, and the Trustee will not be responsible to anyone for any Losses occasioned by so relying and acting (or from refraining from relying or acting on such opinion, advice, information, confirmation, certificate or report) whether such advice is obtained or addressed to the Issuer, the Trustee or any other person. Any such opinion, advice, confirmation, certificate, report or information may be sent or obtained by letter or email and the Trustee will not be liable to anyone for relying and acting in good faith on any opinion, advice, confirmation, certificate, report or information purporting to be conveyed by such means even if it contains some error or is not authentic.

10.2	Trustee to Assume Due Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default, Potential Event of Default, Fundamental Change Event, Delisting Event or Knock-out Event has occurred and will not be responsible to Bondholders or any other person for any Losses arising from any failure by it to do so and, until it has received actual written notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed and the Bonds.

10.3	Resolutions of Bondholders

The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or any direction or request, including a Written Resolution or Electronic Consent even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that in the case of a Written Resolution, Electronic Consent or a direction or request, it was not signed or consented to by the requisite number of Bondholders or that for any reason the resolution, direction or request was not valid or binding upon the Bondholders.

10.4	Reports

The Trustee is entitled to accept and rely without liability to any person for so relying on any report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under the Conditions or a provision hereof and such report, confirmation or certificate shall be conclusive and binding on the Issuer, the Trustee and the Bondholders in the absence of manifest error.

10.5	Certificate Signed by Authorised Signatory

The Trustee may call for, rely on and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by one Authorised Signatory as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any Losses that may be occasioned by acting on any such certificate.

10.6	Deposit of Documents

The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

10.7	Custodians/Nominees

In relation to any asset held by it under this Trust Deed, the Trustee may appoint and pay any person to act as its custodian or nominee (being an Appointee hereunder) on any terms.

10.8	Discretion of Trustee

Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions hereby vested in the Trustee and will not be responsible for the exercise or non-exercise thereof nor for any Losses or inconvenience which may result from their exercise or non-exercise, but, whenever the Trustee is under the provisions of this Trust Deed or the Bonds bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction.

10.9	Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent (being an Appointee hereunder) selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) provided that prior to the appointment of any agent, the Trustee notifies the Issuer, if practicable. Provided that prior to an Event of Default, such appointment shall be made with the approval of the Issuer (such approval not to be unreasonably withheld or delayed).

10.10	Consent

Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.

10.11	Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person (being an Appointee hereunder) and on any terms (including power to sub-delegate) all or any of its functions provided that prior to the appointment of any delegate, the Trustee notifies the Issuer, if practicable.

10.12	Forged Bonds

The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any entry in the Register or any Bond purporting to be such and later found to be forged or not authentic.

10.13	Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder or any third party any confidential financial or other information made available to the Trustee by the Issuer and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

10.14	Determinations Conclusive

As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Bondholders.

10.15	Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be reasonably specified by the Trustee (in consultation with the Issuer where practicable) and having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

10.16	Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, the exchange of the interests between the Bonds represented by Global Bonds or the delivery of definitive registered Bonds to the persons entitled to them.

10.17	Bonds held by the Issuer etc.

In the absence of receipt of written notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 8.11) that no Bonds are for the time being beneficially held by or held on behalf of the Issuer or any of its Subsidiaries

10.18	Interests of Bondholders

In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 14.2 or any determination to be made by it under this Trust Deed), the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders nor to circumstances particular to individual Bondholders and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders.

10.19	No Responsibility for ADS or Share Value

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same and will not be responsible or liable to the Bondholders or any other person for any Losses arising from any failure by it to do so. In the absence of express written notice to the contrary the Trustee shall assume that no adjustment to the Conversion Price is required. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of ADSs, Shares or of any other securities, property or cash (including, but without limitation, any Cash Alternative Amount), which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any ADSs, Shares, share certificates or other securities or property or make any payment upon the exercise of the Conversion Right (including, but without limitation, the relevant Cash Settlement Amount upon exercise of the ADS Settlement Option) in respect of any Bond or of the Issuer to comply with any of the covenants contained in this Trust Deed.

10.20	No Responsibility for Calculations

The Trustee shall not at any time be under any duty or have any responsibility to calculate the Cash Settlement Amount or other amounts to be calculated under the Conditions and shall rely without liability to any person on the calculations of any such amounts specified to be calculated under the Conditions by the relevant party.

10.21	Enforcement of Rights

As referred to in Condition 15, at any time after an Event of Default shall have occurred and for as long as it is continuing, the Trustee may at any time, in its sole discretion and without notice, take such proceedings, actions or steps (including lodging an appeal in any proceedings) against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings, actions or steps unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction and the Trustee shall incur no liability for taking or refraining from taking any such action. Notwithstanding the above:

(i)	the Trustee may refrain from taking any proceedings, actions or steps in any jurisdiction if the taking of such action would in its opinion be contrary to any law; and

(ii)

the Trustee may refrain from taking any proceedings, actions or steps in any jurisdiction if in its opinion it would or may render it liable to any person or, it would or may not have the power to do the relevant thing by virtue of any applicable law or if it is determined by any court or other competent authority that it does not have such power.

10.22	Breach of Undertakings

The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment fails to be made to the Conversion Price as a result thereof and shall have no liability to any person for not so doing. Unless and until the Trustee has received written notice of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any Losses arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation. No Bondholder shall be entitled to (i) take any proceedings, actions or steps against the Issuer to enforce the performance of any of the provisions of the Trust Deed or the Bonds or (ii) take any other proceedings, actions or steps (including lodging an appeal in any proceedings) in respect of or concerning the Issuer unless the Trustee, having become bound so to take any such proceedings, actions or steps fails so to do within a reasonable period and the failure shall be continuing.

10.23	Responsibility for Agents etc.

If the Trustee exercises due care in selecting any Appointee, it will not have any obligation to supervise or monitor the functions of the Appointee and is entitled, in the absence of actual knowledge, to assume the Appointee is properly performing and complying with its obligations and the Trustee will not be responsible for any Losses incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

10.24	Incurrence of Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to do anything which in its opinion may cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity and/or security and/or prefunding against such risk or liability is not reasonably assured to it.

10.25	Independent Adviser or Calculation Agent

If the Issuer fails to select an Independent Adviser when required to do so pursuant to the Conditions and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion), the Trustee may following notification thereof to the Issuer do so but shall not be obliged to do so unless it is indemnified and/or secured and/or prefunded to its satisfaction against all losses, liabilities, costs, fees and expenses incurred in doing so, including those of the Independent Adviser itself. The Trustee has no responsibility for the accuracy or otherwise of any determination made by an Independent Adviser or the Calculation Agent pursuant to the Conditions.

10.26	Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby. The Trustee shall be entitled to call for and rely upon (without liability to any person), and, if it reasonably believes it to be necessary for the performance of its functions hereunder, procure the delivery of, legal opinions addressed to the Trustee dated the date of such delivery and in a form and content acceptable to the Trustee.

10.27	Trustee Not Responsible

The Trustee shall not be responsible for the correctness of the recitals or any representation or warranty given by any person in this Trust Deed, nor shall the Trustee be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto.

10.28	Error of Judgement

The Trustee shall not be in any way responsible for any liability incurred by reason of any error of judgement made in good faith by any of its employees or agents.

10.29	Right to Deduct or Withhold

Notwithstanding any other provision of this Trust Deed, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Bonds for or on account of any tax, if and only to the extent so required by applicable law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant authority for such amount.

10.30	Interests of Holders through Clearing Systems

Notwithstanding anything contained in this Trust Deed, in considering the interests of Bondholders while the Global Bond is held on behalf of, or registered in the name of any nominee of a common depositary for a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Bond and may consider such interests, and treat such accountholders, as if such accountholders were the holders of the Bonds represented by the Global Bond.

10.31	Reliance on Certification of Clearing System

The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Bondholder by reason only of either having accepted as valid or not having rejected any certificate or other document issued by any clearing system as to the nominal amount of the Bonds beneficially owned by any person or any other matter (and any such certificate or other document so accepted by the Trustee shall, in the absence of manifest error, be conclusive and binding for all purposes) and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Bonds is clearly identified together with the amount of such holding.

10.32	No duty to monitor

The Trustee shall not be required to take any steps to monitor or ascertain whether a Fundamental Change Event, a Delisting Event, a Knock-out Event, a consolidation, amalgamation or merger or any event or circumstance which could lead to a Fundamental Change Event, a Delisting Event, a Knock-out Event or a consolidation, amalgamation or merger has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure or delay by it to do so or the occurrence of any such event.

10.33	No responsibility for Rating

The Trustee will have no responsibility for the obtaining or maintenance of any rating of the Bonds by the rating agencies or any other person.

10.34	Investigation

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

10.35	Action

The Trustee shall not be bound to take any action or step in connection with this Trust Deed or the Bonds or any obligations arising pursuant thereto (including forming any opinion or employing any financial adviser to advise it in forming any opinion to be formed under this Trust Deed or the Conditions including as to whether any matter is material), where it has not been or is not satisfied that it will be indemnified and/or secured and/or pre-funded to its satisfaction in connection therewith.

In relation to any discretion to be exercised or action to be taken by the Trustee under this Trust Deed, the Bonds or the Agency Agreement, the Trustee may, at its discretion and without further notice shall, if it has been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one quarter in principal amount of the Bonds then outstanding, exercise such discretion or take such action, provided that, in either case, the Trustee shall not be obliged to exercise such discretion or take such action unless it shall have been indemnified, secured and/or prefunded to its satisfaction against all liabilities and provided that the Trustee shall not be held liable for the consequences of exercising its discretion or taking any such action and may do so without having regard to the effect of such action on individual Bondholders.

10.36	Reliance on Self-certification of the Issuer

The Trustee will rely on self-certification of the Issuer as a means of monitoring whether the Issuer is complying with its obligations under the Trust Deed and the Bonds and shall not otherwise be responsible for investigating any aspect of the Issuer’s performance in relation thereto and, in particular (but without prejudice to the generality of the foregoing) the Trustee does not need to do anything to ascertain whether a Potential Event of Default, an Event of Default, a Fundamental Change Event, a Delisting Event or a Knock-out Event has occurred.

10.37	Event of Default

An Event of Default or Potential Event of Default shall be deemed “continuing” if it has not been remedied or waived in writing. The Trustee may determine whether or not an Event of Default or a Potential Event of Default is continuing and, in its opinion, capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer and the Bondholders.

10.38	Illegality

Notwithstanding anything else contained in this Trust Deed, the Bonds or the Agency Agreement, the Trustee may refrain from doing anything which would or might in its opinion (a) be illegal or contrary to any law of any jurisdiction or any directive or regulation of any agency of any state (including, without limitation, section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or which would or might otherwise render it liable to any person and may do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation or (b) cause the Trustee to be considered a sponsor of a covered fund under section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

10.39	Regulatory Position

Notwithstanding anything in this Trust Deed, the Bonds or the Agency Agreement to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of FSMA, unless it is authorised under FSMA to do so.

The Trustee shall have the discretion at any time to:

(a)	delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and

(b)	apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

10.40	Rules, Directives

Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority).

10.41	Information Reporting and Sharing

Each party shall, within fifteen London business days of a written request by the other party, supply to such party such forms, documentation and other information relating to it, its operations, or the Bonds as that party reasonably requests for the purposes of its compliance with applicable laws and shall notify such other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided is (or becomes) inaccurate in any material respect; provided, however, either party shall not be required to provide any forms, documentation or other information pursuant to this Clause to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available and cannot be obtained by using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) applicable law; (b) fiduciary duty; or (c) duty of confidentiality.

10.42	Personal Data

Notwithstanding the other provisions of this Trust Deed or the Agency Agreement, the Trustee may collect, use and disclose personal data about the parties (if any are an individual) or individuals associated with the Issuer and/or other parties, so that the Trustee can carry out its obligations to the Issuer and/or the other parties and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance by the Trustee or members of the Trustee’s corporate group of other services. The Trustee may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Trustee’s behalf.

10.43	Determinations by the Trustee

When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security or prefunding given to it by the Bondholders or any of them or any other person be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the indemnity, security and/or prefunding.

11	Trustee Liable for Negligence

11.1

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any fraud, gross negligence or wilful default of which it may be guilty in relation to its duties under this Trust Deed.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

11.2	Consequential Loss

Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever, or for any loss of profits, goodwill, reputation or opportunity, whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence or otherwise.

Any liability of the Trustee arising under this Trust Deed, the Bonds or the Agency Agreement shall be limited to the amount of actual loss suffered (with such loss to be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known (or that the Trustee could have been expected to have known) to the Trustee at the time of entering into this Trust Deed, or at the time of accepting any relevant instructions, which increase the amount of the loss.

12	Waiver and Proof of Default

12.1	Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer of any of the provisions of the Conditions, this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement or the Bonds or determine that any Event of Default or any Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10 but so that no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination may be made on such terms and subject to such conditions as the Trustee may determine, will be binding on the Bondholders and will be notified to the Bondholders by the Issuer as soon as reasonably practicable in accordance with Condition 17.

12.2	Proof of Default

If it is proved that as regards any specified Bond the Issuer has made default in paying any sum due to the relevant Bondholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

13	Trustee not Precluded from Entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Bonds or any ADSs or securities (or any interest therein) of the Issuer or its Subsidiaries, holding companies or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or any of its Subsidiaries, holding companies or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or any of its Subsidiaries, holding companies or associated companies and will not be liable to account for any profit resulting therefrom.

14	Modification, Waiver and Substitution

14.1	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions (except as mentioned below) which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. Such power referred to in (ii) above does not extend to any such modification as is mentioned in the proviso in paragraph 2 of Schedule 3.

Any such modification shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to Bondholders by the Issuer as soon as reasonably practicable.

14.2	Substitution of Issuer

14.2.1

Substitution by a Subsidiary of the Issuer: The Trustee may, without the consent of the Bondholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute or substitutes under this Clause 14.2.1, Clause 14.2.2 or Clause 14.2.3) as the principal debtor under the Bonds and this Trust Deed of any Subsidiary of the Issuer (any such new obligor being a “Substitute Obligor”), subject to:

(i)

(other than in the case of substitution (x) of a Successor in Business in place of the Issuer as contemplated in Condition 6(k) or (y) as provided in, and for the purposes of, Condition 11(f) in connection with a Newco Scheme) the Bonds being unconditionally and irrevocably guaranteed by the Issuer in a form and manner satisfactory to the Trustee; and

(ii)

the Bonds continuing to be convertible, mutatis mutandis as provided in the Conditions, into ADSs mutatis mutandis as provided in the Conditions with such amendments as the Trustee shall consider appropriate, provided that:

(a)

(other than in the case of a substitution (x) of a Successor in Business in place of the Issuer as contemplated in the Condition 6(k) or (y) as provided in, and for the purposes of, Condition 11(f) in connection with a Newco Scheme) the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution;

(b)

a deed is executed or undertaking given by the Substitute Obligor to the Trustee, in a form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substitute Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(c)

if the Substitute Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substitute Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 9 with the substitution for or addition to the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon this Trust Deed and the Bonds will be read accordingly;

(d)

any two directors of the Substitute Obligor certify that it will be solvent immediately after such substitution (and the Trustee need not have regard to the Substitute Obligor’s financial condition, profits or prospects or compare them with those of the Issuer); and

(e)	the Bonds shall continue to be admitted to trading on an internationally recognised, regularly operating, regulated or non-regulated stock exchange as the Issuer may in good faith determine

The Trustee may in the event of such substitution agree without the consent of the Bondholders to a change of law governing this Trust Deed and/or the Bonds and/or the Agency Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders.

14.2.2

Substitution in connection with a Newco Scheme: The Trustee shall, without the consent of the Bondholders, agree to any substitution as provided in, and for the purposes of Condition 11(f), provided that the conditions set out in Condition 11(f) are satisfied and that:

(a)

two directors of Newco certify that it will be solvent immediately after the substitution (and the Trustee need not have regard to Newco’s financial condition, profits or prospects or compare them with those of the Issuer); and

(b)	the Issuer and Newco comply with such other requirements as the Trustee may direct in the interests of the Bondholders.

Any substitution made pursuant to Condition 11(f)(1) shall be binding on the Bondholders and must be notified as soon as reasonably practicable to the Bondholders in accordance with Condition 17.

14.2.3

Substitution in connection with a Successor in Business: The Trustee shall (subject as provided in Condition 6(k)), without the consent of the Bondholders, agree to any substitution as provided in, and for the purposes of, Condition 6(k) in connection with a Successor in Business.

14.2.4

Release of Issuer and Substitute Obligor: Any agreement by the Trustee pursuant to this Clause 14.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Bonds. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders. It is expressly agreed that by subscribing to, acquiring or otherwise purchasing the Bonds, the holders of the Bonds are expressly deemed to have consented to the substitution of the Issuer by a new issuer and to the release of the Issuer from any and all obligations in respect of the Bonds and all relevant agreements and are expressly deemed to have accepted such substitution and the consequences thereof.

14.2.5

Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substitute Obligor or Newco (as applicable) will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 14.2) and this Trust Deed and the Bonds will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

15	Appointment, Retirement and Removal of the Trustee

15.1	Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders in accordance with Condition 17 as soon as reasonably practicable.

15.2	Retirement and Removal

Any Trustee may retire at any time on giving not less than three months’ prior notice in writing to the Issuer without giving any reason and without being responsible for any costs or liabilities occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer has failed to do so within two months of such notice being given or since the date of such Extraordinary Resolution, the Trustee may (at the expense of the Issuer) appoint a successor trustee.

15.3	Co-Trustees

The Trustee may, despite Clause 15.1, with prior notice in writing to the Issuer, appoint anyone to act as an additional Trustee jointly with the Trustee:

15.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders;

15.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

15.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person appointed under this Clause 15.3 such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and such person remove any person so appointed. At the request of the Trustee, the Issuer will do all things as may be required to perfect such appointment or removal and irrevocably appoints the Trustee to be their attorney in their name and on their behalf to do so.

15.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

15.5	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

16	Currency Indemnity

16.1

Currency of Account and Payment: US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

16.2

Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency at market rates on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

16.3

Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify it against any deficiency sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any purchase referred to in Clause 16.2.

16.4

Indemnity separate: The indemnities in Clause 16.3 and in Clause 9.5 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

17	Communications

Any communication shall be by letter, fax or electronic communication in the English language:

in the case of the Issuer, to it at:

Ozon Holdings PLC

Capital Center, 9th Floor

2-4 Arch. Makarios III Ave.

1065 Nicosia, Cyprus

Email address: Attention:	ozon_cbond_2026@ozon.ru Ozon CBonds Team

and in the case of the Trustee, to it at: BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL United Kingdom
Fax: Email: Attention:	+44(0) 20 7964 2536 corpsov2@bnymellon.com Trustee Administration Manager or to such other address or email address as shall have been notified (in accordance with this Clause) to the other parties hereto.

Any such communication shall be deemed to take effect, in the case of a letter, when delivered and, in the case of a fax, when the relevant delivery receipt is received by the sender and, in the case of an email, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication. Any notice which is received or deemed to take effect (i) after 4.00 p.m. (in the city of the addressee) or (ii) on a day which is not a business day (in the city of the addressee), shall be deemed to take effect from 9.00 a.m. on the next following business day (in the city of the addressee). Any communication delivered to any party under this Trust Deed which is to be sent by fax or email will be written legal evidence.

In no event shall the Trustee be liable for any losses, liabilities, costs or expenses incurred or arising due to the Trustee receiving or transmitting any data from the Issuer, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by fax or email.

The Issuer accepts that some methods of communication are not secure and the Trustee shall incur no liability for receiving instructions via any such non-secure method. The Trustee is authorised to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative thereof). The Issuer or an authorised officer of the Issuer shall use reasonable endeavours to ensure that instructions transmitted to the Trustee pursuant to this Trust Deed are complete and correct. Any instructions given by an Authorised Person shall be conclusively deemed to be valid instructions from the Issuer or authorised officer of the Issuer to the Trustee for the purposes of this Trust Deed.

18	Purchase or Redemption by the Issuer of its own shares or ADSs

Subject to the Conditions, the Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including ADSs) without the consent of the Bondholders.

19	Sanctions

19.1

The Issuer covenants and represents on the date hereof that neither it nor any of its controlled affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury (collectively “Sanctions”). Sanctions include without limiting the forgoing all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including OFAC).

19.2

The Issuer covenants and represents that neither it nor any of its controlled affiliates, subsidiaries, directors or officers will use any repayments/reimbursements made pursuant to this Trust Deed or the Bonds (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions in any manner that would result in a violation of Sanctions, or (ii) to fund or facilitate any activities of or business with any country or territory that is the subject or target of comprehensive Sanctions (at the time of this Trust Deed, Crimea, Sevastopol, Cuba, Iran, North Korea and Syria).

19.3

Clauses 19.1 and 19.2 will not apply if and to the extent that they are or would be unenforceable by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EEA or the United Kingdom) or (ii) any similar blocking or anti-boycott law. However, if the aforementioned Council Regulation purports to make compliance with any portion of this Clause unenforceable by the Issuer, the Issuer will nonetheless take such measures as may be necessary to ensure that the Issuer does not use the services or accounts in any manner which would cause the Trustee to violate Sanctions applicable to the Trustee pursuant to the Transaction Documents.

20	Governing Law, Arbitration, Consent to Enforcement and Immunity

20.1	Governing Law

This Trust Deed, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.

20.2	Arbitration

20.2.1

The parties irrevocably agree that any dispute arising out of or in connection with this Trust Deed, including a dispute as to the formation, validity, existence, breach, enforceability, applicability or termination of this Agreement and/or this Clause 20.2 or the consequences of its nullity, shall be referred to and finally resolved by arbitration seated in London, England. The arbitration shall be conducted in the English language by three arbitrators and administered by the LCIA (formerly the London Court of International Arbitration (“LCIA”)) in accordance with its rules (the “LCIA Rules”) in effect at the time of the arbitration, except as they may be modified herein of by mutual agreement of the parties. The LCIA Rules are deemed to be incorporated by reference into this Clause. The claimant shall nominate an arbitrator in its request for arbitration, and the respondent shall nominate an arbitrator within 30 days of receipt of the request for arbitration. The two arbitrators so nominated shall jointly nominate a third arbitrator within 30 days of the nomination of the second arbitrator. The third arbitrator shall be the Chairman of the tribunal. If any of the three arbitrators is not nominated within the time periods prescribed above, any party may request that the LCIA chooses and appoints that arbitrator. The arbitration award shall be final and binding on the parties.

In any such arbitration, in the event of a declared public health emergency by either the World Health Organisation (the “WHO”) or a national government, as a consequence of which it is inadvisable or prohibited for the parties and/or their legal representatives to travel to, or attend any hearing ordered by the tribunal, the following shall apply:

(a)	any such hearing shall be held via video or telephone conference upon the order of the tribunal;

(b)

the parties agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference; and

(c)

in exceptional circumstances only the tribunal shall have the discretion to order that a hearing shall be held in person, but only after full and thorough consideration of the prevailing guidance of the WHO and any relevant travel or social distancing restrictions or guidelines affecting the parties and/or their legal representatives and the implementation of appropriate mitigation.

20.2.2

Where disputes arise out of or in connection with this Trust Deed and out of or in connection with any of the Agency Agreement or the Calculation Agency Agreement which, in the absolute discretion of the first arbitral tribunal to be appointed in any of the disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that dispute shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If that arbitral tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to that dispute being finally decided:

(a)	by the arbitral tribunal that ordered the consolidation unless the LCIA Court decides that any member of such tribunal would not be suitable or impartial; and

(b)

in accordance with the procedure, at the seat and in the language specified in the relevant agreement under which the arbitral tribunal that ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

20.2.3

Clause 20.2.2 above shall apply even where powers to consolidate proceedings exist under any applicable arbitration rules (including those of an arbitral institution) and, in such circumstances, the provisions of Clause 20.2.2 above shall apply in addition to those powers.

20.2.4	The parties exclude the jurisdiction of the courts under Sections 45 and 69 of the Arbitration Act 1996.

20.3	Consent to Enforcement

The Issuer consents generally in respect of any arbitration proceedings to the giving of any relief or the issue of any process in connection with the enforcement of such proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which is made or given in such proceedings.

20.4	Immunity

To the extent that the Issuer may now or hereafter be entitled, in any jurisdiction in which any legal action or proceeding may at any time be commenced with respect to this Agreement, to claim for itself or any of its undertakings, properties, assets or revenues present or future any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or award or from set-off, banker’s lien, counterclaim or any other legal process or remedy with respect to its obligations under this Trust Deed and/or to the extent that in any such jurisdiction there may be attributed to the Issuer any such immunity (whether or not claimed), the Issuer hereby irrevocably agree not to claim, and hereby waive, any such immunity.

21	Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

22	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent that this Trust Deed expressly provides for such Act to apply to any of its terms. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

Schedule 1

Form of Definitive Bonds

On the front:

Common Code: 230490244

ISIN: XS2304902443

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

Ozon Holdings PLC

(a company incorporated under the laws of the Republic of Cyprus, with registered office at Capital Center, 9th Floor, 2-4 Arch. Makarios III Ave, Nicosia 1065, Cyprus)

U.S.$750,000,000 1.875 per cent. Convertible Bonds due 2026 convertible into American Depositary Shares representing Shares or rights to receive Shares of Ozon Holdings PLC

The Bonds represented by this certificate form part of a series designated as specified in the title (the “Bonds”) of Ozon Holdings PLC (the “Issuer”). The Bonds are constituted by a trust deed dated 24 February 2021 (the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”). The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$[•]. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this certificate is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

Subject to the right of the Issuer to make a Cash Alternative Election pursuant to Condition 6(a)(viii) and as otherwise provided in the Conditions, the Bonds represented by this certificate shall entitle the holder to convert such Bond into ADSs representing fully paid Shares or rights to receive Shares in the Issuer, subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Bond or Bonds in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This definitive registered Bond is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments in respect of this definitive registered Bond.

This definitive registered Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Bond, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

Issued as of [•]

OZON HOLDINGS PLC

By:

Name:

Authorised Signatory

Certificate of Authentication

Authenticated by THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH (as Registrar) without warranty, recourse or liability

By:

Name:

Authorised Signatory

Dated:

On the back:

[The Terms and Conditions of the Bonds will be inserted]

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

[                                                 ]

[                                                 ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

U.S.$ [                ] principal amount of the Bond(s) in respect of which this definitive Bond is issued, and all rights under it or them, and irrevocably constitutes and appoints [                ] as attorney to transfer such principal amount on the books kept for registration thereof, with full power of substitution.

Dated [ ]	[ ].
Signed [ ]	Certifying Signature

Note:

(i)	The signature to this transfer must correspond with the name as it appears on the face of this Bond.

(ii)	A representative of the registered Bondholder should state the capacity in which he signs e.g. executor.

(iii)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Bondholder or be certified by a recognised bank, notary public or in such other manner as the relevant Paying, Transfer and Conversion Agent or the Registrar may require.

(iv)	Any transfer of Bonds shall be in the minimum amount of U.S.$200,000.

Schedule 2

Form of Global Bond

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

Common Code: 230490244

ISIN: XS2304902443

Ozon Holdings PLC

(a company incorporated under the laws of the Republic of Cyprus, with registered office at Capital Center, 9th Floor, 2-4 Arch. Makarios III Ave, Nicosia 1065, Cyprus )

U.S.$750,000,000 1.875 per cent. Convertible Bonds due 2026 convertible into American Depositary Shares representing Shares or rights to receive Shares of Ozon Holdings PLC

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of Ozon Holdings PLC (the “Issuer”).

The Issuer hereby certifies that The Bank of New York Depositary (Nominees) Limited acting as a nominee of a common depositary for Euroclear and Clearstream, Luxembourg is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

U.S.$750,000,000

seven hundred and fifty million U.S. dollars only

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a trust deed dated 24 February 2021 (the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

Exchange

Owners of beneficial interests in the Bonds in respect of which this Global Bond is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive registered Bonds if (1) Euroclear or Clearstream, Luxembourg (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Global Bond may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) if the Issuer would suffer a material disadvantage in respect of the Bonds as a result of a change in the laws or regulations (taxation or otherwise) of the Republic of Cyprus which would not be suffered were the Bonds in definitive form and a certificate of the Issuer to such effect signed by one Authorised Signatory is delivered to the Trustee.

In such circumstances, the Issuer will cause sufficient individual definitive registered Bonds to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Bondholders within 21 days following a request therefor by the holder of this Global Bond. A person with an interest in the Bonds represented by this Global Bond must provide the Registrar with (i) a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive registered Bonds and (ii) a certificate to the effect that such person is not transferring its interest in this Global Bond.

The Conditions are modified as follows in so far as they apply to the Bonds represented by this Global Bond as issued.

The statements set out in the legend above are an integral part of the Bond or Bonds in respect of which this Global Bond is issued and by acceptance hereof each holder or beneficial owner of the Bonds evidenced by this Global Bond or any owner of an interest in such Bonds agrees to be subject to and bound by the terms of such legend.

Meetings

The holder hereof shall be treated as having one vote in respect of each U.S.$200,000 in principal amount of Bonds represented by this Global Bond. The Trustee may allow to attend and speak (but not to vote) at any meeting of Bondholders any accountholder (or the representative of any such person) of a clearing system with an interest in the Bonds represented by this Global Bond on confirmation of entitlement and proof of his identity.

Conversion

Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to the Bonds represented by this Global Bond may be exercised by the presentation of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond together with this Global Bond to the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Bond for such purpose for annotation. The provisions of Condition 6 of the Bonds will otherwise apply.

Redemption for Taxation Reasons and/or at the Option of the Issuer

The options of the Issuer provided for in Condition 7(b) and 7(c) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, that Condition.

Redemption at the Option of the Bondholders

The option of the Bondholders provided for in Condition 7(e) may be exercised by the holder of this Global Bond by giving notice to any Paying, Transfer and Conversion Agent within the time limits relating to the deposit of Bonds in Condition 7(e) and substantially in the form of the Put Exercise Notice as set out in Schedule 5 to the Agency Agreement. Such form of notice shall be obtainable from the specified office of any Paying, Transfer and Conversion Agent and shall state the principal amount of Bonds in respect of which the option is exercised. Upon exercise of the option the relevant Bondholder shall present this Global Bond to the Registrar for annotation in Schedule A hereto accordingly.

Tax Election Option of the Bondholders

The option of the Bondholders provided for in Condition 7(c) may be exercised by the holder of this Global Bond by giving notice to the Registrar within the time limits relating to the deposit of Bonds in Condition 7(c) and substantially in the form of the Bondholders Tax Election Notice as set out in Schedule 4 to the Agency Agreement. Such notice shall be obtainable from the specified office of any Paying, Transfer and Conversion Agent and shall state the principal amount of Bonds in respect of which the option is exercised. Upon exercise of the option the relevant Bondholder shall present this Global Bond to the Registrar for annotation in Schedule A hereto accordingly.

Trustee’s Powers

In considering the interests of Bondholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Bonds and (b) consider such interests, and treat such accountholders, on the basis that such accountholders were the holders of the Bonds represented by this Global Bond.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Purchase and Cancellation

Cancellation of any Bond following its purchase will be effected by reduction in the principal amount of the Bonds in the Register.

Payments

Payments of the principal in respect of Bonds represented by this Global Bond will be made against presentation and, if no further payment falls to be made in respect of the Bonds, surrender of this Global Bond to or to the order of the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Bond for such purpose.

Notices

So long as Bonds are represented by this Global Bond and this Global Bond is registered in the name of, and held by a nominee on behalf of, a common depository for Euroclear or Clearstream, Luxembourg, notices to the holders of such Bonds shall be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in addition to notification as required by the Conditions and shall be deemed to have been given on the date of delivery to Euroclear and Clearstream, Luxembourg or such other clearing system, as the case may be.

ADS Settlement Option

Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Bondholder notice requirements in Condition 7(i) in respect of Bonds represented by this Global Bond may be satisfied by the delivery to or to the order of any Paying, Transfer and Conversion Agent by or on behalf of an accountholder of one or more duly completed ADS Settlement Notices (which may be in electronic form and given in accordance with the rules and procedures of the relevant clearing system and need not be signed). The provisions of Condition 7(i) will otherwise apply.

This Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 24 February 2021

OZON HOLDINGS PLC

By:

Name:

Authorised Signatory

Certificate of Authentication

Authenticated by THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH (as Registrar) without warranty, recourse or liability

By:

Name:

Authorised Signatory

Dated 24 February 2021

SCHEDULE A

SCHEDULE SHOWING CHANGES IN THE PRINCIPAL AMOUNT OF

THE BONDS REPRESENTED BY THIS GLOBAL BOND

The following shows the principal amount of the Bonds represented by this Global Bond as a result of (i) exercise of Conversion Rights or (ii) redemption or purchase and cancellation of Bonds or (iii) transfer of Bonds:

Date of Conversion/Transfer/ Redemption/ Purchase and cancellation (stating which)	Amount of change in principal amount of Bonds represented by this Global Bond	Principal amount of Bonds represented by this Global Bond following such change	Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent

Schedule 3

Provisions for meetings of Bondholders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a physical meeting or a virtual meeting of Bondholders and include, unless the context otherwise requires, any adjournment;

1.2	“agent” means a holder of a voting certificate proxy for, or a representative of a Bondholder;

1.3	“Alternative Clearing System” means any clearing system (including without limitation The Depositary Trust Company (“DTC”)) other than Euroclear or Clearstream, Luxembourg;

1.4	“Electronic Consent” has the meaning set out in paragraph 23;

1.5	“electronic platform” means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems;

1.6

“Extraordinary Resolution” means a resolution passed (a) at a meeting of Bondholders duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast or (b) by a Written Resolution or (c) by an Electronic Consent;

1.7	“meeting” means a meeting convened pursuant to this Schedule by the Issuer or the Trustee and whether held as a physical meeting or as a virtual meeting;

1.8	“physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting;

1.9	“present” means physically present in person at a physical meeting, or able to participate in a virtual meeting via an electronic platform;

1.10	“virtual meeting” means any meeting held via an electronic platform;

1.11	“Written Resolution” means a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds outstanding;

1.12

references to persons representing a proportion of the Bonds are to Bondholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Bonds for the time being outstanding; and

1.13

where Bonds are held in Euroclear or Clearstream, Luxembourg or an Alternative Clearing System, references herein to the deposit or release or surrender of Bonds shall be construed in accordance with the usual practices (including in relation to the blocking of the relevant account) of Euroclear or Clearstream, Luxembourg or such Alternative Clearing System.

Powers of meetings

2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

2.1

to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or against any of their respective property or assets, whether or not those rights arise under this Trust Deed;

2.2

to sanction any scheme or proposal for the sale, exchange or substitution for the Bonds for, the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debenture, debenture stock and/or other obligations or securities of the Issuer or any other entity;

2.3	to assent to any modification of this Trust Deed, the Conditions, the Agency Agreement or the Bonds proposed by the Issuer or the Trustee;

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

2.6

to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

2.7	to approve a proposed new Trustee and to remove a Trustee;

2.8

to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed (but for the avoidance of doubt, nothing in this paragraph shall be interpreted to mean that the consent of Bondholders is required in relation to any substitution that the Trustee may otherwise agree to under Clause 14.2 of the Trust Deed); and

2.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions in paragraph 11 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.8 or for the purpose of making a modification to this Trust Deed or the Bonds which would have the effect of:

(i)	changing the Final Maturity Date, the First Call Date (other than deferring the First Call Date), or any dates for payment of interest or any other amount in respect of the Bonds; or

(ii)

modifying the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7(b), (c) or (e) (other than removing the right of the Issuer to redeem the Bonds pursuant to Condition 7(b) or (c)); or

(iii)	reducing or cancelling the principal amount of, or interest on, the Bonds or reducing the amount payable on redemption of the Bonds; or

(iv)	modifying the basis for calculating the interest or any other amount payable in respect of the Bonds; or

(v)

modifying the provisions relating to, or cancelling, the Conversion Rights or the rights of Bondholders to receive ADSs and/or the Cash Alternative Amount on exercise of Conversion Rights pursuant to the Conditions (other than pursuant to or as a result of any amendments to the Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 6(k) in order to effect a Conversion Right Transfer or Condition 11(f) following or as part of a Newco Scheme (“Newco Scheme Modification”) or to receive Deliverable ADSs and/or any Cash Settlement Amount following exercise of the ADS Settlement Option, and other than a reduction to the Conversion Price or an increase in the number of ADSs to be issued on exercise of Conversion Rights and/or the Cash Alternative Amount); or

(vi)	increasing the Conversion Price other than in accordance with the Conditions or pursuant to a Newco Scheme Modification; or

(vii)	changing the currency of the denomination or of any payment in respect of the Bonds; or

(viii)

changing the governing law of the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes of the Issuer) under Condition 14(c)); or

(ix)	modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

(x)	amending this proviso.

Convening a meeting

3

The Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding, the Issuer shall convene a meeting of the Bondholders. Every physical meeting shall be held at a time and place approved by the Trustee. Every virtual meeting shall be held via an electronic platform and at a time approved by the Trustee.

Notice of meeting

4

At least 21 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of the meeting (or the details of the electronic platform to be used in the case of a virtual meeting) and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Bondholders may appoint proxies or representatives and the details of the time limits applicable. With respect to a virtual meeting, each such notice shall set out such other and further details as are required under paragraph 25.

Cancellation of meeting

5

A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 5 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Bondholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened.

Arrangements for voting on Bonds (whether in definitive form or represented by a Global Bond and whether held within or outside a Clearing System) – Appointment of Proxy or Representative

6	A proxy or representative may be appointed in the following circumstances:

6.1

Proxy: A holder of Bonds may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Principal Paying, Transfer and Conversion Agent not less than 48 hours before the time fixed for the relevant meeting, appoint one or more persons, (each a “proxy”) to act on his or its behalf in connection with any meeting of the Bondholders and any adjourned such meeting.

6.2

Representative: Any holder of Bonds which is a corporation may, by delivering to the Registrar or Principal Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Bondholders and any adjourned such meeting.

6.3

Other Proxies: (i) If the holder of a Bond is an Alternative Clearing System or a nominee of an Alternative Clearing System and the rules or procedures of such Alternative Clearing System so require, such nominee or Alternative Clearing System may appoint proxies in accordance with, and in the form used, by such Alternative Clearing System as part of its usual procedures from time to time in relation to meetings of Bondholders. (ii) Any proxy appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar or the Principal Paying, Transfer and Conversion Agent, or in such other form as may have been approved by the Trustee at least seven days before the date fixed for a meeting, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar or the Principal Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting, appoint any person or the Principal Paying, Transfer and Conversion Agent or any employee(s) of it nominated by it (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders. All references to “proxy” or “proxies” in this Schedule other than in this sub-paragraph 6.3 shall be read so as to include references to “sub-proxy” or “sub-proxies”.

6.4

Record Date: For so long as the Bonds are eligible for settlement through an Alternative Clearing System’s book-entry settlement system and the rules or procedures of such Alternative Clearing System so require, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.

6.5

Any proxy or sub-proxy appointed pursuant to sub-paragraph 6.1 or 6.3 above or representative appointed pursuant to sub-paragraph 6.2 above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Bondholders, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder or owner, respectively.

Chairperson

7

The chairperson of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting, the Bondholders or agents present shall choose one of their number to be chairperson, failing which the Issuer may appoint a chairperson.

8	The chairperson may, but need not, be a Bondholder or agent. The chairperson of an adjourned meeting need not be the same person as the chairperson of the original meeting.

Attendance

9	The following may attend and speak at a meeting:

9.1	Bondholders and agents;

9.2	the chairperson; and

9.3	the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak.

Quorum and Adjournment

10

No business (except choosing a chairperson) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairperson may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

11	One or more Bondholders or agents present in person shall be a quorum:

11.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Bonds which they represent; and

11.2	in any other case, only if they represent the proportion of the principal amount of the Bonds shown by the table below.

Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum

	Required proportion	Required proportion

To pass a special quorum resolution	Two thirds	One third

To pass any other Extraordinary Resolution	More than one-half	No minimum proportion

Any other purpose	10 per cent.	No minimum proportion

12

The chairperson may, with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 10.

13

At least 10 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the adjourned meeting) of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

Voting

14

At a meeting which is held only as a physical meeting, each question submitted to such meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairperson, the Issuer, the Trustee or one or more persons representing not less than 2 per cent. of the Bonds.

15

Unless a poll is demanded, a declaration by the chairperson that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

16

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairperson directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

17	A poll demanded on the election of a chairperson or on a question of adjournment shall be taken at once.

18

On a show of hands, every person who is present in person and who produces a Bond or is a proxy or a representative has one vote. On a poll, every such person has one vote for U.S.$200,000 in principal amount of Bonds so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

19	In case of equality of votes, the chairperson shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

20

At a virtual meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 25, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

Effect and Publication of an Extraordinary Resolution

21

An Extraordinary Resolution shall be binding on all the Bondholders, whether or not present or participating at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Bondholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

22

Minutes shall be made of all resolutions and proceedings at every meeting by the Issuer and, if purporting to be signed by the chairperson of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters contained in them. Until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Written Resolution and Electronic Consent

23	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Bond registered in the name of any nominee for one or more of Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, then, in respect of any resolution proposed by the Issuer or the Trustee:

23.1

Electronic Consent: where the terms of the resolution proposed by the Issuer or the Trustee (as the case may be) have been notified to the Bondholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Principal Paying, Transfer and Conversion Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Neither the Issuer nor the Trustee shall be liable or responsible to anyone for such reliance;

(i)

When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(ii)

If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved.

23.2

Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system with entitlements to such Global Bond and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal amount of the Bonds is clearly identified together with the amount of such holding. Neither the Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

Trustee’s Power to Prescribe Regulations

24

Subject to all other provisions in this Trust Deed, the Trustee may, without the consent of the Bondholders, prescribe or approve such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines or as proposed by the Issuer including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

Additional provisions applicable to Virtual Meetings

25

The Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting and, in such case, shall provide details of the means for Bondholders or their proxies or representatives to attend and participate in the meeting, including the electronic platform to be used.

26

The Issuer or the chairperson (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting and the security of the electronic platform. All documentation that is required to be passed between persons present at the virtual meeting (in whatever capacity) shall be communicated by email.

27

All resolutions put to a virtual meeting shall be voted on by a poll in accordance with paragraphs 16-19 above (inclusive) and such poll votes may be cast by such means as the Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion considers appropriate for the purposes of the virtual meeting.

28

Persons seeking to attend or participate in a virtual meeting shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so.

29

In determining whether persons are attending or participating in a virtual meeting, it is immaterial whether any two or more members attending it are in the same physical location as each other or how they are able to communicate with each other.

30

Two or more persons who are not in the same physical location as each other attend a virtual meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.

31

The Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may make whatever arrangements they consider appropriate to enable those attending a virtual meeting to exercise their rights to speak or vote at it.

32

A person is able to exercise the right to speak at a virtual meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.

33	A person is able to exercise the right to vote at a virtual meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)

that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting who are entitled to vote at such meeting.

Schedule 4

Terms and Conditions of the Bonds

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds.

The issue of the U.S.$750,000,000 1.875 per cent. Convertible Bonds due 2026 (the “Bonds”, which expression shall, unless otherwise indicated, include any Further Bonds (as defined below)) was (save in respect of any Further Bonds) authorised by a resolution of the board of directors of Ozon Holdings PLC (the “Issuer”) passed on 16 February 2021. The Bonds are convertible into ADSs representing Shares (each as defined in Condition 6(a)(iv) below) of the Issuer.

The Bonds are constituted by a trust deed dated 24 February 2021 (the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services Limited (the “Trustee”, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the Bondholders (as defined below). The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement dated 24 February 2021 (the “Agency Agreement”) relating to the Bonds between the Issuer, the Trustee and The Bank of New York Mellon, London Branch (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement), the Paying, Transfer and Conversion Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and The Bank of New York Mellon SA/NV, Dublin Branch in its capacity as registrar in respect of the Bonds (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement).

The existing ADSs are, and the ADSs to be issued upon conversion of the Bonds will be, evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a deposit agreement dated 23 November 2020, as amended, modified, restated or superseded from time to time (the “Deposit Agreement”) among the Issuer, The Bank of New York Mellon, as depositary (the “Depositary”, which term shall include any successor depositary), and the holders and beneficial owners from time to time of the ADRs. The Bondholders are deemed to have notice of those provisions applicable to them which are contained in the Deposit Agreement.

The Issuer has also entered into a calculation agency agreement (the “Calculation Agency Agreement”) dated 24 February 2021 with Conv-Ex Advisors Limited (the “Calculation Agent”, which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds. The Bondholders are deemed to have notice of those provisions applicable to them which are contained in the Calculation Agency Agreement.

Copies of the Trust Deed, the Agency Agreement and the Deposit Agreement are available (i) for inspection at the office of the Trustee at One Canada Square, London E14 5AL, United Kingdom, and at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar (by appointment only and during their respective usual business hours) or (ii) at the Trustee’s or the Principal Paying, Transfer and Conversion Agent’s option electronically by emailing the Trustee or the Principal Paying, Transfer and Conversion Agent at corpsov2@bnymellon.com.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1	Form, Denomination, Title and Status

(A)	Form and Denomination

The Bonds are in registered form in principal amounts of U.S.$200,000 each.

(B)	Title

Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as applicable) or anything written on it or the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(C)	Status

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer ranking pari passu and rateably, without any preference among themselves, and at least equally with all other existing and future unsecured and unsubordinated obligations of the Issuer but, in the event of a winding up of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

2	Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer will not create or have outstanding, and will ensure that none of its Material Subsidiaries will create or have outstanding, any mortgage, charge, lien, pledge or other security interest (each a “Security Interest”) upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness or to secure any guarantee or indemnity in respect of any Relevant Indebtedness, unless in any such case before or at the same time as the creation of the Security Interest, any and all action necessary shall have been taken to ensure that:

(A)

all amounts payable by the Issuer under the Bonds are secured equally and rateably with such Relevant Indebtedness or guarantee or indemnity benefiting from such Security Interest, as the case may be; or

(B)

such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Issuer under the Bonds as either (i) the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Bondholders or (ii) shall be approved by an Extraordinary Resolution of the Bondholders.

3	Definitions

In these Conditions, unless otherwise provided:

“Additional ADSs” has the meaning provided in Condition 6(a)(v).

“Additional Cash Alternative Amount” has the meaning provided in Condition 6(a)(viii).

“Additional Deliverable ADSs” has the meaning provided in Condition 7(i).

“ADS Market Value” has the meaning provided in Condition 7(i).

“ADS Settlement Notice” has the meaning provided in Condition 7(i).

“ADS Settlement Option” has the meaning provided in Condition 7(i).

“ADS Settlement Option Annulment” has the meaning provided in Condition 7(i).

“ADS Settlement Option Notice” has the meaning provided in Condition 7(i).

“ADS Settlement Option Notice Date” has the meaning provided in Condition 7(i).

“ADS Settlement Retroactive Adjustment” has the meaning provided in Condition 7(i).

“Aggregate ADS Value” means in respect of any Dealing Day, the U.S. dollar amount determined in good faith by the Calculation Agent calculated as follows:

Aggregate ADS Value = ADS x VWAP

where:

ADS = U.S.$200,000 divided by the Conversion Price in effect on such Dealing Day (which shall be the Fundamental Change Conversion Price if such Fundamental Change Conversion Price would apply in respect of any exercise of Conversion Rights in respect of which the Conversion Date would fall on such Dealing Day), provided that if (A) such Dealing Day falls on or after (i) the Ex-Date in relation to any entitlement in respect of which an adjustment is required to be made to the Conversion Price pursuant to Conditions 6(b)(i), 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v) or 6(b)(ix) or (ii) the relevant date of first public announcement (as applicable pursuant to Conditions 6(b)(vi), 6(b)(vii) or 6(b)(viii)) in respect of which an adjustment is required to be made to the Conversion Price pursuant to Conditions 6(b)(vi), 6(b)(vii) or 6(b)(viii) and (B) such adjustment is not yet in effect on such Dealing Day, the Conversion Price in effect on such Dealing Day shall for the purpose of this definition only be multiplied by the adjustment factor subsequently determined by the Calculation Agent to be applicable in respect of the relevant Conversion Price adjustment.

VWAP = the Volume Weighted Average Price of one ADS on such Dealing Day.

“Applicable RA Reference Date” means (i) in the case of a Retroactive Adjustment pursuant to Conditions 6(b)(i), 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v) or 6(b)(ix), the relevant Ex-Date and (ii) in the case of any other Retroactive Adjustment, the RA Reference Date in respect of such Retroactive Adjustment.

“Authorised Signatory” has the meaning provided in the Trust Deed.

“Bondholder” and “holder” mean the person in whose name a Bond is registered in the Register (as defined in Condition 4(a)).

“Bondholder Taxes” has the meaning provided in Condition 6(f).

“Business Day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Cash Alternative Amount” has the meaning provided in Condition 6(a)(viii);

“Cash Alternative Calculation Period” means the period of 20 consecutive Dealing Days commencing on the fourth Dealing Day following the Cash Election Date.

“Cash Alternative Election” has the meaning provided in Condition 6(a)(viii).

“Cash Alternative Election Notice” has the meaning provided in Condition 6(a)(viii).

“Cash Election Date” has the meaning provided in Condition 6(a)(viii).

“Cash Settled ADSs” means, in respect of an exercise of Conversion Rights by a Bondholder, such number of ADSs (which shall be a whole number of ADSs and shall not exceed the number of Reference ADSs in respect of such exercise) as determined by the Issuer and notified to the relevant Bondholder in the relevant Cash Alternative Election Notice in accordance with Condition 6(a)(viii).

“Cash Settlement Amount” has the meaning provided in Condition 7(i).

“Cash Settlement Ratio” means, in respect of an exercise of Conversion Rights in respect of which the Issuer has made a Cash Alternative Election, such number as is equal to (x) the Cash Settled ADSs in respect of such exercise of Conversion Rights divided by (y) the Reference ADSs in respect of such exercise of Conversion Rights.

A “Change of Control” shall occur if any person or persons, acting together (in each case other than a Permitted Holder that is a legal or beneficial owner of less than 43 per cent. of the Shares (including the ADSs) of the Issuer) (i) acquire(s) or become(s), directly or indirectly, the legal or beneficial owner of more than 50 per cent. of the voting rights attributable to the Shares of the Issuer (including, for the avoidance of doubt, the ADSs) (other than as a result of an Exempt Newco Scheme); or (ii) acquire(s) the right to appoint and/or remove all or a majority of the members of the board of directors of the Issuer.

“Change of Control Conversion Right Amendment” has the meaning provided in Condition 11(b)(vi).

“Closing Date” means 24 February 2021.

“Closing Price” means, in respect of an ADS or any other Security, Spin-Off Security, option, warrant or other right or asset, on any Dealing Day in respect thereof, the closing price on the Relevant Stock Exchange (where the Relevant Stock Exchange is the NASDAQ Global Select Market, the NASDAQ Global Select Market or the New York Stock Exchange (or any of their respective successors), in composite transactions) on such Dealing Day of an ADS or, as the case may be, such other Security, Spin-Off Security, option, warrant or other right or asset published by or derived from Bloomberg page HP (or any successor ticker page) (setting Last Price, or any other successor setting and using values not adjusted for any event occurring after such Dealing Day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such ADS, such other Security, Spin-Off Security, option, warrant or other right or asset and such Relevant Stock Exchange (all as determined by the Calculation Agent) (and for the avoidance of doubt such Bloomberg page for the ADSs as at the Closing Date is OZON US Equity HP), if available or, in any other case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such Dealing Day, provided that:

(i)

if on any such Dealing Day (for the purpose of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of an ADS, such other Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, in respect of such Dealing Day shall be the Closing Price, determined by the Calculation Agent as provided above, on the immediately preceding Dealing Day in respect thereof on which the same can be so determined, provided however that if such immediately preceding Dealing Day falls prior to the fifth day before the Original Date, the Closing Price in respect of such Dealing Day shall be considered to be not capable of being determined pursuant to this proviso (i); and

(ii)

if the Closing Price cannot be determined as aforesaid, the Closing Price of an ADS, such other Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine in good faith to be appropriate, and the Closing Price determined as aforesaid on or as at any Dealing Day shall, if not in the Relevant Currency, be translated into the Relevant Currency at the Prevailing Rate on such Dealing Day.

“Code” has the meaning provided in Condition 8(e).

“Conversion Date” has the meaning provided in Condition 6(f).

“Conversion Notice” has the meaning provided in Condition 6(f).

“Conversion Period Commencement Date” has the meaning provided in Condition 6(a).

“Conversion Period” has the meaning provided in Condition 6(a).

“Conversion Price” has the meaning provided in Condition 6(a).

“Conversion Right” has the meaning provided in Condition 6(a).

“Conversion Right Transfer” has the meaning provided in Condition 6(k).

“Converted Bonds” means the aggregate principal amount of the Bonds in respect of which Conversion Rights shall have been exercised by a Bondholder pursuant to the relevant Conversion Notice.

“Current Market Price” means, in respect of a Share or an ADS at a particular date, the arithmetic average of the daily Volume Weighted Average Price of an ADS on each of the five consecutive Dealing Days ending on the Dealing Day immediately preceding such date (in respect of a Share, divided by the number of Shares represented by an ADS on the relevant Dealing Day), as determined by the Calculation Agent, provided that:

(a)

for the purposes of determining the Current Market Price pursuant to Condition 6(b)(iii) or (iv) (Rights issues) or (vi) (Issue of Securities to Shareholders) in circumstances where the relevant event relates to an issue of Shares, if at any time during the said five dealing-day period (which may be on each of such five Dealing Days) the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five Dealing Days) the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), in any such case which has been declared or announced, then:

(i)

if the Shares to be so issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ADSs shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ADS as at the Ex-Date in respect of such Dividend or entitlement (or, where on each of the said five Dealing Days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), as at the date of first public announcement of such Dividend or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(ii)

if the Shares to be so issued do rank for the Dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the ADSs shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per ADS as at the Ex-Date in respect of such Dividend or entitlement, in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

(b)

for the purpose of determining the Current Market Price of any Shares (including Shares represented by ADSs) which may be comprised in a Scrip Dividend, if on any of the said five Dealing Days the Volume Weighted Average Price of an ADS shall have been based on a price cum all or part of such Scrip Dividend, the Volume Weighted Average Price of an ADS on such Dealing Day or Dealing Days shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the value (as determined in accordance with paragraph (a) of the definition of “Dividend”) of such Scrip Dividend or part thereof per ADS; and

(c)

for any other purpose, if any day during the said five-dealing-day period was the Ex-Date in relation to any Dividend (or any other entitlement) the Volume Weighted Average Prices of an ADS that shall have been based on a price cum- such Dividend (or cum- such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ADS as at the Ex-Date in respect of such Dividend or entitlement.

“Daily ADS Market Value” has the meaning provided in Condition 7(i).

“Dealing Day” means a day on which the Relevant Stock Exchange is open for business and on which the ADSs, the Shares, other Securities, Spin-Off Securities options, warrants or other rights or assets (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time), provided that, unless otherwise specified or the context otherwise requires, references to “Dealing Day” shall be a Dealing Day in respect of the ADSs.

A “Delisting Event” shall occur if:

(i) the ADSs at any time are not admitted to listing and trading on the NASDAQ Global Select Market (or any of its successors) unless in any such case the ADSs are already, or are immediately thereafter, admitted to trading and/or listing on another internationally recognised, regularly operating and regulated stock exchange in the European Economic Area, the United States of America or the United Kingdom; or

(ii) trading of the ADSs on the NASDAQ Global Select Market (or, if the ADSs are not admitted to listing and trading on the NASDAQ Global Select Market (or any of its successors) and the ADSs at the relevant time are admitted to trading and/or listing on another internationally recognised, regularly operating and regulated stock exchange in the European Economic Area, the United States of America or the United Kingdom, trading of the ADSs on such exchange) is suspended for a period of seven Dealing Days or more, provided that trading of the ADSs shall not be considered to be suspended on any Dealing Day on which a general suspension of trading on the relevant stock exchange has occurred.

“Delisting Event Notice” has the meaning provided in Condition 6(j).

“Delisting Event Period” means the period commencing on the occurrence of a Delisting Event and ending 60 calendar days following the Delisting Event or, if later, 60 calendar days following the date on which the relevant Delisting Event Notice is given to Bondholders as required by Condition 6(j).

“Deliverable ADSs” has the meaning provided in Condition 7(i).

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of a share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Shares (including Shares represented by ADSs) or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)	where a Scrip Dividend is announced, then the Scrip Dividend in question shall be treated as a cash Dividend of an amount equal to the sum of:

(i)

in respect of the portion (if any) of the Scrip Dividend (which may be the whole of the Scrip Dividend) for which a Shareholder or Shareholders may make an election, the value of the option with the highest value, with the value of each option being equal to the value of the relevant property comprising such option as at the Scrip Dividend Valuation Date provided that, in the case of an option comprising more than one type of property, the value of such option shall be equal to the sum of the values of each individual type of property comprising such option, determined as provided below; and

(ii)

in respect of the portion (if any) of the Scrip Dividend (which may be the whole of the Scrip Dividend) which is not subject to such election, the value of such portion as determined as provided below,

and where the “value” of any property in or comprising of a Scrip Dividend shall be determined as follows:

(x)	in the case of Shares comprised in such Scrip Dividend, the Current Market Price of such Shares as at the Scrip Dividend Valuation Date;

(y)	in the case of cash comprising in such Scrip Dividend, the Fair Market Value of such cash as at the Scrip Dividend Valuation Date; and

(z)	in the case of any other property or assets comprised in such Scrip Dividend, the Fair Market Value of such other property or assets as at the Scrip Dividend Valuation Date;

(b)	any issue of Shares falling within Condition 6(b)(i) or 6(b)(ii) shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of the Issuer (including while represented by ADSs) by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Shares or ADSs by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Share or ADS (before expenses) on any day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the Current Market Price of a Share or, as the case may be, ADS:

(1)	on the Specified Share Day; or

(2)

where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Shares and/or ADSs at some future date at a specified price or where a tender offer is made, on the date of such announcement or, as the case may be, on the date of first public announcement of such tender offer (and regardless of whether or not a price per Share or ADS, a minimum price per Share or ADS or a price range or a formula for the determination thereof is or is not announced at such time), in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Shares or ADSs purchased, redeemed or bought back by or on behalf of the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of such Current Market Price and (ii) the number of Shares or ADSs so purchased, redeemed or bought back;

(d)

if the Issuer or any of its Subsidiaries (or any person on its or their behalf) shall purchase, redeem or buy back any depositary or other receipts or certificates representing Shares (other than ADSs), the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Adviser;

(e)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan or arrangement implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly;

(f)

where a Dividend in cash is declared which provides for payment by the Issuer in the Relevant Currency (or, in the case of a Scrip Dividend, an amount in cash is or may be paid in the Relevant Currency, whether at the option of Shareholders or otherwise), it shall be treated as a Dividend in cash (or, in the case of a Scrip Dividend, an amount in cash) in such Relevant Currency, and in any other case it shall be treated as a Dividend in cash (or, in the case of a Scrip Dividend an amount in cash) in the currency in which it is payable by the Issuer; and

(g)	a dividend or distribution that is a Spin-Off shall be deemed to be a Dividend paid or made by the Issuer,

and any such determination shall be made in good faith by the Calculation Agent or, where specifically provided, an Independent Adviser and, in either such case, on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Dispute” has the meaning provided in Condition 20(b).

“DTC” means The Depository Trust Company.

“equity share capital” means (other than for the purposes of Condition 6(b)(iii)), in relation to any entity, its issued share capital excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specific amount in a distribution.

“Event of Default” has the meaning provided in Condition 10.

“Ex-Date” means, in relation to any Dividend, capitalisation, redesignation, reclassification, sub-division, consolidation, issue, grant, offer or other entitlement, unless otherwise defined herein, the first Dealing Day on which the ADSs are traded ex- the relevant Dividend, capitalisation, redesignation, reclassification, sub-division, consolidation, issue, grant, offer or other entitlement on the Relevant Stock Exchange (or, in the case of a Dividend which is a purchase, redemption or buy back of Shares (or, as the case may be, any depositary or other receipts or certificates representing Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d)) of the definition of “Dividend”, the date on which such purchase, redemption or buy back is made), and provided that, for the avoidance of doubt, the Ex-Date in respect of a Scrip Dividend shall be deemed to be the Ex-Date in respect of the relevant Dividend or capitalisation as referred to in the definition of “Scrip Dividend”.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are admitted to trading on an internationally recognised, regularly operating and regulated stock exchange in the European Economic Area, the United States of America or the United Kingdom.

“Expected ADS Delivery Date” has the meaning provided in Condition 7(i).

“Extraordinary Resolution” has the meaning provided in the Trust Deed.

“Fair Market Value” means, on any date (the “FMV Date”):

(i)

in the case of a cash Dividend, the amount of such cash Dividend (determined by reference to the per-ADS amount of such cash Dividend where available), as determined in good faith by the Calculation Agent;

(ii)	in the case of any other cash amount, the amount of such cash (determined by reference to the per-ADS amount of such cash where available), as determined in good faith by the Calculation Agent;

(iii)

in the case of Securities (including Shares and ADSs), Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined in good faith by the Calculation Agent or an Independent Adviser), the arithmetic mean of:

(a)

in the case of Shares or ADSs or (to the extent constituting equity share capital) other Securities or Spin-Off Securities, for which a daily Volume Weighted Average Price (disregarding for this purpose proviso (ii) to the definition thereof) can be determined, such daily Volume Weighted Average Price of the Shares or ADSs or such other Securities or Spin-Off Securities; and

(b)	in any other case, the Closing Price of such Securities, Spin-Off Securities, options, warrants or other rights or assets,

in the case of both (a) and (b) during the period of five Dealing Days on the Relevant Stock Exchange for such Securities, Spin-Off Securities, options, warrants or other rights or assets commencing on such FMV Date (or, if later, the date (the “Adjusted FMV Date”) which falls on the first such Dealing Day on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, provided that where such Adjusted FMV Date falls after the fifth day following the FMV Date, the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights or assets shall instead be determined pursuant to paragraph (iv) below, and no such Adjusted FMV Date shall be deemed to apply) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, all as determined in good faith by the Calculation Agent,

(iv)

in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a Relevant Stock Exchange of adequate liquidity (as aforesaid) or where otherwise provided in paragraph (iii) above to be determined pursuant to this paragraph (iv), an amount equal to the fair market value of such Securities, Spin-Off Securities, options, warrants or other rights or assets as determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Share or ADS, the dividend yield of a Share or ADS, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights or assets, and including as to the expiry date and exercise price or the like (if any) thereof.

Such amounts shall (if not expressed in the Relevant Currency on the FMV Date (or, as the case may be, the Adjusted FMV Date)) be translated into the Relevant Currency at the Prevailing Rate on the FMV Date (or, as the case may be, the Adjusted FMV Date), all as determined in good faith by the Calculation Agent.

In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“FATCA” has the meaning provided in Condition 8(e).

“Final Maturity Date” means 24 February 2026.

“First Call Date” has the meaning provided in Condition 7(b)(i).

“First Tribunal” has the meaning provided in Condition 20(b)(iv).

‘‘Free Float’’ means the aggregate number of Shares held by each person or “group” of persons within the meaning of Section 13(d) of the Exchange Act, other than the Issuer and its Subsidiaries, that owns Shares representing less than 5 per cent, of the total number of issued and outstanding Shares, as determined by an Independent Adviser acting reasonably and in good faith, in consultation with the Issuer and where (i) references to “Shares” shall include Shares represented by outstanding ADSs or other depositary receipts or certificates representing Shares; (ii) Shares held by or on behalf of the Depositary from time to time shall be treated as being held by the holder of the relevant ADSs representing such Shares, and not by the Depositary and (iii) any Shares held pursuant to any employee incentive plans (including held by any trust in connection with such plans) shall be deemed to be included in the Free Float.

A “Free Float Event” shall occur if for any period of at least 30 consecutive Dealing Days the number of Shares comprising the Free Float is less than 12.5 per cent. of the total number of issued Shares and where (i) references to “Shares” shall include Shares represented by outstanding ADSs or other depositary receipts or certificates representing Shares; and (ii) Shares held by or on behalf of the Depositary from time to time shall be treated as being held by the holder of the relevant ADSs representing such Shares, and not by the Depositary.

“Fundamental Change Conversion Price” has the meaning provided in Condition 6(b)(x).

A “Fundamental Change Event” shall occur if a Change of Control or a Free Float Event occurs.

“Fundamental Change Event Notice” has the meaning provided in Condition 6(i).

“Fundamental Change Event Period” means the period commencing on the date on which a Fundamental Change Event occurs and ending 60 calendar days following such Fundamental Change Event or, if later, 60 calendar days following the date on which a Fundamental Change Event Notice is given to Bondholders as required by Condition 6(i) or, in any such case, if that is not a Dealing Day, the next following Dealing Day.

“Further Bonds” means any further Bonds issued pursuant to Condition 18 and consolidated and forming a single series with the then outstanding Bonds.

“Group” means the Issuer and its Subsidiaries taken as a whole.

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB (as amended, supplemented or reissued from time to time) as consistently applied, and any variation to such accounting principles and practices which is not material.

“Independent Adviser” means an independent adviser with appropriate expertise, which may be the Calculation Agent appointed by the Issuer at its own expense and (other than where the initial Calculation Agent is appointed) approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion) and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction against the liabilities, costs, fees and expenses of such adviser and otherwise in connection with such appointment, as may be appointed by the Trustee (without liability for so doing) following notification to the Issuer, which appointment shall be deemed to be made by the Issuer.

“Interest Payment Date” has the meaning provided in Condition 5(a).

“Interest Period” has the meaning provided in Condition 5(a).

“Knock-out Event” has the meaning provided in Condition 7(i).

“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Group; (b) the Issuer’s ability to perform or comply with its obligations under the Trust Deed or the Bonds or (c) the validity or enforceability of the Trust Deed or the Bonds or the rights or remedies of the Trustee and/or the Bondholders thereunder.

“Material Subsidiary” means, at any relevant time, a Subsidiary of the Issuer

(i)

that has (x) total assets representing 10 per cent. or more of the consolidated total assets of the Issuer and its Subsidiaries (excluding any intra-group balances or unsettled amounts between entities in the Group); or (y) revenues representing 10 per cent. or more of the consolidated revenues of the Issuer and its Subsidiaries (excluding any intra-group asset transfers or revenues between entities in the Group), in each case calculated by reference to, or derived from, the then latest audited consolidated annual accounts of the Issuer and the most recent underlying reporting forms, books and records, which were used for the purposes of preparing the Issuer’s consolidated annual accounts; or

(ii)

to which is transferred all or substantially all of the assets and undertaking of a Subsidiary which, immediately prior to such transfer, is a Material Subsidiary whereupon the transferee Subsidiary shall immediately become a Material Subsidiary (and the transferor Subsidiary will thereupon cease to be a Material Subsidiary).

A certificate signed by one Authorised Signatory of the Issuer that in its opinion a Subsidiary of the Issuer is or is not, or was or was not, at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Bondholders and the Trustee shall be entitled to rely on such certificate without further enquiry and without liability to any person.

“Market Price” means the Volume Weighted Average Price of an ADS on the relevant Reference Date, provided that if any Dividend or other entitlement in respect of the Shares is announced, whether on or prior to or after the relevant Conversion Date, in circumstances where the record date or other due date for the establishment of entitlement of holders of ADSs in respect of such Dividend or other entitlement shall be on or after the Conversion Date and if, on the relevant Reference Date, the Volume Weighted Average Price of an ADS is based on a price ex-Dividend or ex- any other entitlement, then such Volume Weighted Average Price shall be increased by an amount equal to the Fair Market Value of such Dividend or entitlement per ADS as at the date of first public announcement of such Dividend or entitlement (or if that is not a Dealing Day, the immediately preceding Dealing Day), as determined in good faith by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit) and provided that, for the avoidance of doubt, there shall be no double-counting converting in respect of any Dividend or entitlement.

“Newco Scheme” means a Scheme of Arrangement:

(a)	which effects the interposition of a company (“Newco”) between the Shareholders immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Issuer; or

(b)

pursuant to which Newco acquires all the outstanding Shares and shares of one or more other entities in exchange for the issue of Exchange Securities to the Existing Shareholders and the issue of Exchange Securities (and, if applicable, such other consideration) to some or all of the holders of such shares (“Existing Shares”) of such other entity or entities (“Existing Holders”) immediately prior to the Scheme of Arrangement, provided that:

(i)

in the case of paragraphs (a) and (b) (except for a nominal holding by initial subscribers) Exchange Securities are only issued to Existing Shareholders and (in the case of paragraph (b) above) Existing Holders;

(ii)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder (or shareholders) of the Issuer;

(iii)

all Subsidiaries of the Issuer immediately prior to the Scheme of Arrangement (other than (aa) Newco, if Newco is then a Subsidiary of the Issuer; or (bb) any other Subsidiary of the Issuer or Subsidiaries of the Issuer being disposed of or demerged (or similar) in whole or in part for value on an arms’ length basis in connection with the Newco Scheme) are Subsidiaries of the Issuer (or of Newco) immediately after completion of the Scheme of Arrangement and at such time the Issuer (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by the Issuer immediately prior to the Scheme of Arrangement; and

(iv)

no person or persons acting in concert, other than any of the Permitted Holders who are Existing Shareholders and who were legal or beneficial owner of less than 43 per cent. of the Shares, shall, as a result of the Newco Scheme (i) own, acquire or control (or have the right to own, acquire or control) the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of Newco; or (ii) own, acquire or control (or have the right to own, acquire or control) more than 50 per cent. of the issued ordinary shares of Newco; or (iii) obtain the power to appoint and/or remove all or a majority of the members of the board of directors of Newco, and for the purposes of this definition “Exchange Securities” means ordinary shares, units or equivalent of Newco or depositary receipts or certificates representing ordinary shares, units of equivalent of Newco.

“Newco Scheme Modification” has the meaning provided in Condition 14(a).

“Notice Cut-Off Date” has the meaning provided in Condition 7(i).

“Observation Period” has the meaning provided in Condition 7(i).

“Offer Period” has the meaning provided in Condition 7(d).

“Optional Redemption Date” has the meaning provided in Condition 7(b).

“Optional Redemption Notice” has the meaning provided in Condition 7(b).

“Permitted Cessation of Business” has the meaning provided in Condition 6(k).

“Permitted Holder” means any of (i) any entity directly or indirectly managed or advised by Baring Vostok Capital Partners Group Limited and their affiliates (“BVCP”), (ii) Sistema Public Joint Stock Financial Corporation and its affiliates (“Sistema”), or (iii) a company, limited partner, trust or fund of which BVCP or Sistema is a managing general partner (including an ultimate general partner), a manager or a controlling investor.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, trust, undertaking, association, organisation, or state or agency of a state or any political subdivisions thereof (in each case whether or not being a separate legal entity).

“Physically Settled ADSs” means, in respect of any exercise of Conversion Rights, (i) the Reference ADSs or (ii) where such exercise is the subject of a Cash Alternative Election, such number of ADSs (which may be equal to zero) as is equal to the Reference ADSs minus the Cash Settled ADSs.

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 10, become an Event of Default.

“Prevailing Rate” means, in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such a rate cannot be so determined, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined (all as determined in good faith by the Calculation Agent), the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Adviser shall consider appropriate.

“Put Date” has the meaning provided in Condition 7(e);

“Put Exercise Notice” has the meaning provided in Condition 7(e);

“Record Date” has the meaning provided in Condition 8(c).

“Redemption ADSs” has the meaning provided in Condition 7(i).

“Reference ADSs” means, in respect of the exercise of Conversion Rights by a Bondholder, the number of ADSs (rounded down, if necessary, to the nearest whole number) determined by the Calculation Agent by dividing the Converted Bonds by the Conversion Price in effect on the relevant Conversion Date, except that where the Conversion Date falls on or after the date on which an adjustment to the Conversion Price takes effect pursuant to Conditions 6(b)(i), 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v) or 6(b)(ix) but on or prior to the record date or other due date for establishment of entitlement in respect of the relevant consolidation, reclassification, redesignation or subdivision, Dividend, issue or grant (as the case may be) giving rise to such adjustment, then the Conversion Price in respect of such exercise shall be such Conversion Price as would have been applicable to such exercise had no such adjustment been made.

“Reference Date” means, in respect of any Retroactive Adjustment or an ADS Settlement Retroactive Adjustment, the date on which the relevant adjustment to the Conversion Price becomes effective under Condition 6(b) (notwithstanding, as the case may be, that the date upon which it becomes effective falls after the end of the Conversion Period) or, as the case may be, the date as of which the relevant ADS Settlement Retroactive Adjustment takes effect or, in any such case, if that is not a Dealing Day, the next following Dealing Day.

“Register” has the meaning provided in Condition 4(a).

“Relevant Currency” means U.S. dollars.

“Relevant Date” means, in respect of any Bond, whichever is the later of:

(i)	the date on which payment in respect of it first becomes due; and

(ii)

if any amount payable is improperly withheld or refused, the earlier of (a) the date on which payment in full of the amount outstanding is made and (b) the date falling seven calendar days after the date on which the Trustee or the Principal Paying, Transfer and Conversion Agent has given notice to Bondholders of receipt of all sums due in respect to all the Bonds up to that seventh day (except that there is failure in the subsequent payment to the relevant holders) as provided in these Conditions.

“Relevant Indebtedness” means any present or future indebtedness (whether being principal, interest or other amounts), in the form of or evidenced by notes, bonds, debentures, loan stock or other similar debt instruments (but for the avoidance of doubt, excluding term or revolving loans, credit facilities, credit agreements and other similar facilities and rights and evidence of indebtedness thereunder), whether issued for cash or in whole or in part for a consideration other than cash, and which are, or are capable of being, quoted, listed or ordinarily dealt in or traded on any regulated or unregulated stock exchange, over-the-counter or other securities market, other than any such indebtedness which is denominated in a currency other than U.S. dollars or Euro and distributed entirely within and quoted, listed or ordinarily dealt in or traded within the Russian Federation.

“Relevant Percentage” has the meaning provided in Condition 7(i).

“Relevant Person” has the meaning provided in Condition 7(i).

“Relevant Stock Exchange” means:

(i)

in respect of the ADS, the NASDAQ Global Select Market or, if at the relevant time the ADSs are not at that time listed and admitted to trading on the NASDAQ Global Select Market, the principal stock exchange or securities market on which the ADS are then listed, admitted to trading or quoted or dealt in; and

(ii)

in respect of any Securities (other than ADS), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, where “principal stock exchange or securities market” shall mean the stock exchange or securities market on which such ADS, such other Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in, provided that if such ADS, such other Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in (as the case may be) on more than one stock exchange or securities market at the relevant time, then “principal stock exchange or securities market” shall mean that stock exchange or securities market on which such ADS, such other Securities, Spin-Off Securities, options, warrants or other rights or assets are then traded as determined by the Calculation Agent (if the Calculation Agent determines that it is able to make such determination) or (in any other case) by an Independent Adviser by reference to the stock exchange or securities market with the highest average daily trading volume in respect of such ADS, such other Securities, Spin-Off Securities, options, warrants or other rights or assets.

A “Retroactive Adjustment” shall occur if the Conversion Date in relation to the conversion of any Bond shall be (i) after the date (the “RA Reference Date”) which is the record date in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in Condition 6(b)(i), or which is the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v) or 6(b)(ix), or which is the date of the first public announcement of the terms of any such issue or grant as is mentioned in Condition 6(b)(vi) and 6(b)(vii) or of the terms of any such modification as is mentioned in Condition 6(b)(viii); and (ii) before the relevant adjustment to the Conversion Price becomes effective under Condition 6(b).

“Rules” has the meaning provided in Condition 20(b).

“Scheme of Arrangement” means a scheme of arrangement, share for share exchange or analogous procedure.

“Scrip Dividend” means:

(i)

a Dividend in cash which is to be satisfied, or a Dividend in cash which may at the election of a Shareholder or Shareholders be satisfied, in whole or in part, by the issue or delivery of Shares (including Shares represented by ADSs) and/or other property or assets; or

(ii)

an issue of Shares (including Shares represented by ADSs) or other property or assets by way of a capitalisation of profits or reserves (including any share premium account or capital redemption reserve, and whether described as a scrip or share dividend or distribution or otherwise) which is to be satisfied, or which may at the election of a Shareholder or Shareholders be satisfied, in whole or in part, by the payment of cash.

“Scheduled Dealing Day” has the meaning provided in Condition 7(i).

“Scrip Dividend Valuation Date” means:

(i)

in respect of any portion of a Scrip Dividend for which a Shareholder or Shareholders may make an election, the later of (i) the Ex-Date in relation to the relevant dividend or capitalisation, (ii) the last day on which the relevant election can be made by such Shareholder or Shareholders, and (iii) the date on which the number of Shares, amount of cash, or amount of other property or assets, as the case may be, which may be issued or delivered is publicly announced; or

(ii)

in respect of any portion of a Scrip Dividend which is not subject to such election, the later of (i) the Ex-Date in relation to the relevant dividend or capitalisation and (ii) the date on which the number of Shares (including Shares represented by ADSs), amount of cash or amount of such other property or assets, as the case may be, to be issued and delivered is publicly announced.

“Securities” means any securities including, without limitation, Shares, ADSs, and any other shares in the capital of the Issuer, and options, warrants or other rights to subscribe for or purchase or acquire Shares or ADSs or any other shares in the capital of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders” means the holders of Shares (including Shares represented by ADSs).

“Specified Date” has the meaning provided in Conditions 6(b)(vi), (vii) and (viii).

“Specified Taxes” has the meaning provided in Condition 6(f).

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)

any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Scheme of Arrangement, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.

“Subsidiary” means in relation to any company, corporation or other legal entity (a “holding company”), a company, corporation or other legal entity:

(a)	which is controlled, directly or indirectly, by the holding company;

(b)	in which a majority of the voting rights are held by the holding company, either alone or pursuant to an agreement with others;

(c)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(d)	which is a subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company, corporation or other legal entity shall be treated as being controlled by another if that other company, corporation or other legal entity is able to determine the composition of the majority of its board of directors or equivalent body.

“Successor in Business” has the meaning provided in Condition 6(k).

“Tax Redemption Date” has the meaning provided in Condition 7(c).

“Tax Redemption Notice” has the meaning provided in Condition 7(c).

“U.S.$” and “US dollars” means the lawful currency for the time being of the United States of America.

“Volume Weighted Average Price” means, in respect of an ADS, such other Security or, as the case may be, a Spin-Off Security, on any Dealing Day in respect thereof, the volume weighted average price on the Relevant Stock Exchange (where the Relevant Stock Exchange is the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors), in composite transactions) on such Dealing Day of an ADS, such other Security or, as the case may be, a Spin-Off Security, as published by or derived from Bloomberg page HP (or any successor page) (setting Weighted Average Line or any other successor setting and using values not adjusted for any event occurring after such Dealing Day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such ADS, such other Security, or, as the case may be, Spin-Off Security and such Relevant Stock Exchange (and for the avoidance of doubt such Bloomberg page for the ADS as at the Closing Date is OZON US Equity HP) if any or, in any such case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such Dealing Day provided that:

(i)

if on any such Dealing Day (for the purposes of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ADS, such other Security or Spin-Off Security, as the case may be, in respect of such Dealing Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Dealing Day in respect thereof on which the same can be so determined, provided however that if such immediately preceding Dealing Day falls prior to the fifth day before the Original Date, the Volume Weighted Average Price in respect of such Dealing Day shall be considered to be not capable of being determined pursuant to this proviso (i); and

(ii)

if the Volume Weighted Average Price cannot be determined as aforesaid, the Volume Weighted Average Price of an ADS, such other Security or Spin-Off Security, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine in good faith to be appropriate, and the Volume Weighted Average Price determined as aforesaid on or as at any Dealing Day shall, if not in the Relevant Currency, be translated into the Relevant Currency at the Prevailing Rate on such Dealing Day.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Closing Price, Current Market Price, Daily Market Value, ADS Market Value or Volume Weighted Average Price, such adjustments (if any) shall be made in good faith and as the Calculation Agent or an Independent Adviser considers appropriate to reflect any change in the number of Shares represented by an ADS or any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event.

For the purposes of Conditions 6 (a), (b), (d), (e), (f) and Condition 11 only, (i) references to the “issue” of ADS or Shares or ADS or Shares being “issued” shall include the transfer and/or delivery of ADS or Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (ii) ADS or Shares held by or on behalf of the Issuer or any of its Subsidiaries (and which, in the case of Condition 6(b)(iv) and (b)(vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued”, or entitled to receive the relevant Dividend, right or other entitlement.

4	Registration and Transfer of Bonds

(a)	Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds.

(b)	Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven Business Days, in the place of the specified office of the Registrar, on any duly made application for the transfer of a Bond, register the relevant transfer and deliver a new Bond to the transferee at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee (and as initially set out in the Agency Agreement).

(d)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (i) during the period of 15 calendar days ending on and including the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7(b) or 7(c); (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 6(f); (iii) in respect of which a Bondholder has exercised its right to require redemption pursuant to Condition 7(e); or (iv) during the period of 15 calendar days ending on (and including) any Record Date in respect of any payment of interest on the Bonds.

5	Interest

(a)	Interest Rate

The Bonds bear interest from (and including) the Closing Date at the rate of 1.875 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear in equal instalments on 24 February and 24 August in each year (each an “Interest Payment Date”), commencing with the Interest Payment Date falling on 24 August 2021.

If interest is required to be calculated for a period of less than a complete Interest Period (as defined below), the relevant day–count fraction will be determined on the basis of a 360-day year consisting of 12 months of 30 calendar days each and, in the case of an incomplete month, the number of calendar days elapsed.

“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6(a)(vii)) or (ii) where such Bond is redeemed or repaid pursuant to Condition 7 or Condition 10, from the due date for redemption or repayment thereof unless payment of principal is improperly withheld or refused or, following any election by the Issuer to exercise the ADS Settlement Option, the Issuer fails to duly perform its obligations to issue and deliver the Redemption ADSs and/or make payment of the Cash Settlement Amount (if any) in accordance with Condition 7(i), in which event interest will continue to accrue at the rate specified in Condition 5(a) (both before and after judgment) up to, but excluding, the Relevant Date or, as the case may be, until such issue and delivery of Redemption ADSs and payment of the Cash Settlement Amount (if any) is duly made in accordance with Condition 7(i).

6	Conversion of Bonds

(a)	Conversion Right

(i)	Conversion Period

Subject to the right of the Issuer to make a Cash Alternative Election pursuant to Condition 6(a)(viii) and as otherwise provided in these Conditions, each Bond shall entitle the holder to convert such Bond into ADSs representing Shares (both as defined in Condition 6(a)(iv) below) (or representing rights to receive Shares, such Shares being issued to and held by the Depositary) (the “Conversion Right”).Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from (and including) 6 April 2021 (the “Conversion Period Commencement Date”) to (and including) the date falling 50 New York City Business Days prior to the Final Maturity Date or, if such Bond is to be redeemed pursuant to Condition 7(b) or 7(c) prior to the Final Maturity Date, then up to (and including) the date falling 10 New York City Business Days before the date fixed for redemption thereof pursuant to Condition 7(b) or 7(c), unless there shall be a default in making payment in respect of such Bond on any such date fixed for redemption, in which event the Conversion Right shall extend up to (and including) the date on which the full amount of such payment becomes available for payment and notice of such availability has been given to Bondholders or, if earlier, the Final Maturity Date; provided that, in each case, if such final date for the exercise of Conversion Rights is not a New York City Business Day, then the period for exercise of Conversion Rights by Bondholders shall end on (and including) the immediately preceding New York City Business Day.

On exercise of the Conversion Right and subject to the right of the Issuer to make a Cash Alternative Election, the number of ADSs to be transferred to the converting Bondholder in respect of the relevant Converted Bonds will be equal to the Reference ADSs in respect of such exercise (subject to Condition 6(a)(v)).

Notwithstanding the foregoing, if a Fundamental Change Event occurs, the Conversion Right may be exercised prior to the Conversion Period Commencement Date, in which case Bondholders exercising the Conversion Right prior to the Conversion Period Commencement Date shall, as a pre-condition to receiving ADSs, be required to certify in the Conversion Notice, among other things, that it or, if it is a broker-dealer acting on behalf of a customer, such customer:

(a)

will become the beneficial owner of any relevant ADSs received pursuant to the exercise of its Conversion Right and (i) is not an officer, director (or person performing similar functions) or other affiliate of the Issuer or a person acting on behalf of such an affiliate or (ii) an underwriter (as referred to in Section 4(a)(1) of the Securities Act) engaged in a distribution of the Bonds or ADSs; and

(b)	is not a U.S. person and is located outside the United States (each within the meaning of Regulation S under the Securities Act) and is acquiring any ADS outside the United States.

By delivery of such Conversion Notice, such Bondholder will be deemed to acknowledge and agree that the Bonds and the relevant ADSs have not been registered under the Securities Act that the Bondholder is entitled to transfer the ADS and the Shares represented thereby without registration under the Securities Act.

Conversion Rights may not be exercised (i) following the giving of notice by the Trustee pursuant to Condition 10 that the Bonds are immediately due and payable or (ii) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Condition 7(e).

Save in the circumstances described in Condition 6(a)(vii) in respect of any notice given by the Issuer pursuant to Condition 7(b) or 7(c), Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

The period during which Conversion Rights may (subject as provided below) be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of the whole of a Bond.

(ii)	Fractions of ADSs

Fractions of ADSs will not be issued or transferred and delivered on exercise of Conversion Rights or pursuant to Condition 6(a)(v) (fractions being rounded down to the nearest whole number of ADSs) and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time by the same holder and the ADSs to be transferred on such conversion are to be transferred to the same person, the number of ADSs to be transferred upon conversion thereof will be calculated by the Calculation Agent on the basis of the aggregate principal amount of the Bonds to be converted.

(iii)	Conversion Price

The price at which ADSs will be transferred and delivered to Bondholders upon conversion (the “Conversion Price”) will initially be U.S.$86.6480 per ADS, but will be subject to adjustment in the manner provided in Condition 6(b).

(iv)	Definition of “Shares” and “ADSs”

As used in these Conditions, “Shares” means shares of the Issuer belonging to the class which, at the Closing Date, is designated as ordinary shares of the Issuer each with a par value of U.S.$0.001, together with shares of any class or classes resulting from any sub-division, consolidation or re-classification thereof, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or winding-up of the Issuer.

As used in these Conditions, the expression “ADSs” (or an “ADS”) means American Depositary Shares evidenced by ADRs issued pursuant to the Deposit Agreement, each such ADS representing, as at the Closing Date, one Share.

(v)	ADS delivery and ADS issues, Retroactive Adjustments

Following each Conversion Date, the Issuer will ensure that all necessary steps are taken for the due transfer and delivery to the Bondholders of the ADSs to which each Bondholder is entitled on conversion of the relevant Bonds, provided that if the Conversion Date falls prior to the Conversion Period Commencement Date, Shares underlying such ADSs shall not be deposited, and the Issuer will not be required to transfer and deliver such ADSs, until the Conversion Period Commencement Date.

Delivery of ADSs will be made in uncertificated form through DTC to its direct and indirect participants to the account specified by the relevant Bondholder in the relevant Conversion Notice by not later than 10 New York City Business Days following the relevant Conversion Date unless at the relevant time the ADSs are not a participating security in DTC, in which case the ADSs will be issued or delivered in certificated form. Where ADSs are to be issued or transferred and delivered in certificated form, a certificate in respect thereof will be dispatched by mail free of charge to the relevant Bondholder or as it may direct in the relevant Conversion Notice (in each case uninsured and at the risk of the relevant recipient) within 28 calendar days following the relevant Conversion Date.

Where there is any change to the number of Shares represented by each ADS, or where following a change in listing that does not constitute a Delisting Event the Shares are no longer represented by ADSs but are instead represented by depositary or other receipts or certificates which are not ADSs, such modification shall be made to the operation of these Conditions, including without limitation, the adjustment provisions as is appropriate to give the intended result, as determined by an Independent Adviser or (if the Calculation Agent determines in its sole discretion it is capable of making such determination in its capacity as Calculation Agent) the Calculation Agent.

References in this Condition 6 to the issue of Shares or the issue or grant by way of rights, options, warrants or other rights to subscribe for or purchase any Shares shall be construed to include circumstances where such Shares are to be represented by, and/or such issue or grant is made by, the Issuer in respect of ADSs issued or to be issued by the Depositary and representing such Shares, and the provisions of this Condition 6 shall be construed accordingly with such (if any) modifications as an Independent Adviser (or, if the Calculation Agent determines in its sole discretion it is capable of making such determination in its capacity as Calculation Agent, the Calculation Agent), shall determine to be appropriate, by reference, where appropriate, to the number of Shares represented by such ADSs.

If a Retroactive Adjustment occurs in relation to any exercise of Conversion Rights, then the Issuer will (solely in respect of any Physically Settled ADSs) ensure that all necessary steps are taken for the due transfer to the relevant Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, of such additional number of ADSs (if any) (as determined by the Calculation Agent or an Independent Adviser) (the “Additional ADSs”) as, together with the number of Physically Settled ADSs transferred on conversion of the Bonds the subject of such exercise of Conversion Rights, is equal to the number of Physically Settled ADSs which would have been required to be transferred on conversion of such Bonds if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date (such number of Physically Settled ADSs as aforesaid being for this purpose calculated as (i) where such exercise of Conversion Rights is not the subject of a Cash Alternative Election, the Reference ADSs in respect of such exercise of Conversion Rights determined for this purpose by reference to such deemed Conversion Price as aforesaid, and (ii) where such exercise of Conversion Rights is the subject of a Cash Alternative Election, the difference between (A) such number of Reference ADSs as is determined pursuant to (i) above and (B) the product of (x) such number of Reference ADSs determined as aforesaid and (y) the Cash Settlement Ratio in respect of such exercise of Conversion Rights).

The delivery of Additional ADSs pursuant to this Condition is subject to compliance by the relevant Bondholders with the requirements of the Deposit Agreement and the certifications in the relevant Conversion Notice still being true.

(vi)	Ranking and entitlement

Shares represented by ADSs transferred and delivered to the Bondholders upon conversion of the Bonds will be fully paid and in all respects will rank pari passu with all other Shares in issue on the relevant Conversion Date (or, in the case of Shares represented by Additional ADSs, the relevant Reference Date) (except for any right excluded by mandatory provisions of applicable law) and such Shares will be entitled to all rights to the same extent as all other fully-paid Shares of the Issuer. ADSs (including Additional ADSs) transferred and delivered to Bondholders upon conversion will in all respects rank pari passu with the other ADSs in issue on the relevant Conversion Date (or, in the case of Additional ADSs, the relevant Reference Date) (except in any such case for any right excluded by mandatory provisions of applicable law) and, without prejudice to the provisions of the Deposit Agreement, the relevant Bondholder shall be treated as the holder thereof with effect from, and be entitled to all rights, distributions, payments and entitlements relating to such ADSs in respect of which the record date or other due date for the establishment of the corresponding entitlement in respect of the Shares represented by such ADSs falls on or after, the relevant Conversion Date (or, in the case of Additional ADSs, the relevant Reference Date). Such ADSs or, as the case may be, Additional ADSs will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments relating to such ADSs in respect of which the record date or other due date for the establishment of entitlement in respect of the Shares represented by such ADSs for which falls prior to the Conversion Date or, as the case may be, the relevant Reference Date.

(vii)	Interest on conversion

Save as provided below, no payment or adjustment shall be made on exercise of Conversion Rights for any interest otherwise accruing on the relevant Bonds from the last Interest Payment Date preceding the relevant Conversion Date relating to such Bonds (or if the relevant Conversion Date falls on or prior to the first Interest Payment Date, the Closing Date).

If any notice of redemption of the Bonds is given pursuant to Condition 7(b) or 7(c) on or after the fifteenth New York City Business Day prior to a record date or other due date for establishment of entitlement which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) (whether such notice is given before, on or after such record date) in respect of any Dividend or distribution in respect of the Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 calendar days after the Interest Payment Date next following such record date or other due date for establishment of entitlement, interest shall accrue at the rate provided in Condition 5(a) on Bonds which shall have been delivered for conversion by Bondholders pursuant to this Condition 6(a) and in any such case where the relevant Conversion Date falls after such record date or other due date for establishment of entitlement and on or prior to the Interest Payment Date next following such record date, in each case, from the preceding Interest Payment Date (or, if such Conversion Date falls on or prior to the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date.

The Issuer shall pay any such interest not later than 14 New York City Business Days after the relevant Conversion Date by transfer to the U.S. dollar account specified in the relevant Conversion Notice and in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(viii)	Cash Alternative Election

Upon exercise of a Conversion Right by a Bondholder, the Issuer may make an election (a “Cash Alternative Election”) by giving notice (a “Cash Alternative Election Notice”) to the relevant Bondholder by not later than the Cash Election Date to the address (or, if a fax number or email address as is provided in the relevant Conversion Notice to such fax number or email address) specified for that purpose in the relevant Conversion Notice (with a copy to the Trustee, the Principal Paying, Transfer and Conversion Agent (and (if different) the relevant Agent to which the Conversion Notice was delivered) and the Calculation Agent) to satisfy the exercise of the Conversion Right in respect of the relevant Bonds by (i) making payment, or procuring that payment is made, to the relevant Bondholder of the Cash Alternative Amount in respect of the Cash Settled ADSs in respect of such exercise as specified in the relevant Cash Alternative Election Notice, and (ii) where the number of Cash Settled ADSs is less than the number of Reference ADSs in respect of the relevant exercise of Conversion Rights, by transferring and delivering a number of ADSs equal to the number of Reference ADSs minus the number of Cash Settled ADSs, together in any such case with any other amount payable by the Issuer, to such Bondholder pursuant to these Conditions in respect of, or relating to, the relevant exercise of Conversion Rights, including any interest payable pursuant to Condition 6(a)(vii).

“Cash Election Date” means the date falling four Dealing Days following the relevant Conversion Date.

The Cash Alternative Election Notice shall be irrevocable and shall specify:

(a)	the Conversion Price in effect on the relevant Conversion Date and the number of Reference ADSs in respect of such exercise of Conversion Rights;

(b)	the number of Cash Settled ADSs in respect of the relevant exercise of Conversion Rights, by reference to which the Cash Alternative Amount is to be calculated; and

(c)

if the number of Cash Settled ADSs (determined as aforesaid) is less than the number of Reference ADSs in respect of the relevant exercise of Conversion Rights, the number of Physically Settled ADSs to be transferred and delivered by the Issuer to the relevant Bondholder in respect of such exercise of Conversion Rights.

The Issuer will pay the Cash Alternative Amount, together with any other amount as aforesaid, by not later than the seventh New York City Business Day following the last day of the Cash Alternative Calculation Period by transfer to a U.S. dollar account in accordance with the instructions contained in the relevant Conversion Notice.

If there is a Retroactive Adjustment to the Conversion Price following the exercise of Conversion Rights by a Bondholder in circumstances where (x) a Cash Alternative Election is made in respect of such exercise and (y) if any Dealing Day comprised in the Cash Alternative Calculation Period in respect of such exercise of Conversion Rights falls on or after the Applicable RA Reference Date, the Issuer shall pay to the relevant Bondholder an additional amount (the “Additional Cash Alternative Amount”) calculated in good faith by the Calculation Agent and equal to the Market Price of such number of ADSs (rounded down if necessary to the nearest whole number of ADSs) (if any) as is equal to that by which the number of Cash Settled ADSs would have been increased (including for this purpose any fraction of an ADS) when divided by the adjustment factor applied to the Conversion Price in relation to such Retroactive Adjustment.

The Issuer will pay the Additional Cash Alternative Amount not later than the seventh New York City Business Day following the relevant Reference Date by transfer to a U.S. dollar account in accordance with instructions contained in the relevant Conversion Notice.

“Cash Alternative Amount” means, in respect of any exercise of Conversion Rights in respect of which the Issuer shall have made a Cash Alternative Election, an amount in U.S. dollars (rounded to the nearest whole multiple of U.S.$0.01, with U.S.$0.005 being rounded upwards) calculated by the Calculation Agent in accordance with the following formula and which shall be payable by the Issuer to a Bondholder in respect of the relevant Cash Settled ADSs specified in the relevant Cash Alternative Election Notice:

where:

CAA	=	the Cash Alternative Amount;
CSA	=	the Cash Settled ADS;
Pn	=	the Volume Weighted Average Price of one ADS on the nth Dealing Day of the Cash Alternative Calculation Period; and
N	=	20, being the number of Dealing Days in the Cash Alternative Calculation Period,

provided that:

(a)

if any Dividend or other entitlement in respect of the Shares is announced, (whether on or prior to or after the relevant Conversion Date) in circumstances where the record date or other due date for the establishment of entitlement of holders of ADSs in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on any Dealing Day in the Cash Alternative Calculation Period the Volume Weighted Average Price is based on a price ex- such Dividend or ex- such other entitlement, then such Volume Weighted Average Price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other entitlement per ADS as at the Ex-Date in respect of such Dividend or entitlement, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, all as determined by the Calculation Agent, provided that where such Fair Market Value as aforesaid cannot be determined in accordance with these Conditions before the second New York City Business Day before the date on which payment of the Cash Alternative Amount is to be made, the relevant Volume Weighted Average Price as aforesaid shall be adjusted in such manner as determined in good faith to be appropriate by an Independent Adviser no later than such second New York City Business Day before such payment date as aforesaid;

(b)

if any Additional Cash Alternative Amount is due in respect of the exercise of Conversion Rights in respect of which the Cash Alternative Amount is being determined, any Volume Weighted Average Price on any Dealing Day falling in the relevant Cash Alternative Calculation Period but before the Applicable RA Reference Date shall be (in the case of a Retroactive Adjustment pursuant to Condition 6(b)(iii)) decreased by an amount equal to the Fair Market Value of the relevant Dividend as at the Ex-Date in respect thereof or (in any other case) multiplied by the adjustment factor (as determined pursuant to these Conditions) applied to the Conversion Price in respect of the relevant Retroactive Adjustment, all as determined by the Calculation Agent, provided that where such adjustment factor as aforesaid cannot be determined in accordance with these Conditions before the second New York City Business Day before the date on which payment of the Additional Cash Alternative Amount is to be made, the relevant Volume Weighted Average Price as aforesaid shall be adjusted in such manner as determined in good faith to be appropriate by an Independent Adviser no later than such second New York City Business Day before such payment date as aforesaid; and

(c)

if any doubt shall arise as to the calculation of the Cash Alternative Amount or if such amount cannot be determined as provided above, the Cash Alternative Amount shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider in good faith to be appropriate to give the intended result.

(b)	Adjustment of Conversion Price

Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted by the Calculation Agent as follows:

(i)	Consolidation, reclassification, redesignation or subdivision

If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the aggregate number of Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be;

B	is the aggregate number of Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

C	is the number of Shares represented by an ADS following or as a result or consequence of such consolidation, reclassification, redesignation or subdivision in respect of the Shares; and

D	is the number of Shares represented by an ADS immediately prior to such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(i), the date on which the consolidation, reclassification, redesignation or sub-division, as the case may be, takes effect.

(ii)	Capitalisation of profits or reserves

If and whenever the Issuer shall issue any Shares credited as fully paid to Shareholders by way of capitalisation of profits or reserves, including any share premium account or capital redemption reserve (other than an issue of Shares constituting a Scrip Dividend) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the aggregate number of Shares in issue immediately before such issue;

B	is the aggregate number of Shares in issue immediately after such issue;

C	is the number of Shares represented by an ADS following or as a result or consequence of such issue of Shares; and

D	is the number of Shares represented by an ADS immediately prior to such issue of Shares.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(ii), the date of issue of such Shares.

(iii)	Dividends

(A)

If and whenever the Issuer shall declare, announce, make or pay any Dividend to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Share on the Ex-Date in respect of such Dividend; and

B

is the portion of the Fair Market Value of the aggregate Dividend attributable to one Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Shares, ADSs or any depositary or other receipts or certificates representing Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Shares, or any Shares represented by ADSs or other depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(iii)(A), the later of (i) the Ex-Date in respect of such Dividend and (ii) the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

(B)

For the purposes of the above, Fair Market Value shall (subject as provided the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Ex-Date in respect of the relevant Dividend.

(iv)	Rights issues

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue any Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, or any other Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a consideration receivable per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) which is less than 95 per cent. of the Current Market Price per Share on the Ex-Date in respect of the relevant issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Shares in issue on such Ex-Date;

B

is the number of Shares which the aggregate consideration (if any) receivable for the Shares issued by way of rights, or for the Securities issued by way of rights and upon exercise of rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, Shares, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Share; and

C

is the number of Shares to be issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate;

provided that if on such Ex-Date such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (b)(iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at such Ex-Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on such Ex-Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(iv), the later of (i) the Ex-Date in respect of the relevant issue or grant and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (b)(iv).

(v)	Issue of Securities to Shareholders

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall (other than in the circumstances the subject of paragraph (b)(iv) and other than constituting a Scrip Dividend) issue any Securities to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Share on the Ex-Date in respect of the relevant issue or grant; and

B	is the Fair Market Value on such Ex-Date of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(v), the later of (i) the Ex-Date in respect of the relevant issue or grant and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (b)(v).

(vi)	Issue of Shares at below Current Market Price

If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (b)(iv) above) wholly for cash or for no consideration any Shares (other than Shares represented by ADSs transferred or delivered on conversion of the Bonds (which term shall for this purpose include any Further Bonds) or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or rights to otherwise acquire, Shares and other than constituting a Scrip Dividend) or if and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue or grant (otherwise than as mentioned in paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares (other than the Bonds, which term shall for this purpose include any Further Bonds), in each case at consideration receivable per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) which is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Shares in issue immediately before the date of first public announcement of the terms of such issue of Shares or issue or grant of options, warrants or other rights as provided above;

B

is the number of Shares which the aggregate consideration (if any) receivable for the issue of such Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share; and

C

is the number of Shares to be issued pursuant to such issue of such Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights;

provided that if on the date of first public announcement of the terms of such issue or grant (as used in this paragraph (b)(vi), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (b)(vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase, acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(vi), the later of (i) the date of issue of such Shares or, as the case may be, the issue or grant of such options, warrants or rights and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (b)(vi).

(vii)	Other issues

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall (otherwise than as mentioned in paragraphs (b)(iv), (b)(v) or (b)(vi) above) issue wholly for cash or for no consideration any Securities (other than the Bonds which term shall for this purpose exclude any Further Bonds and other than constituting a Scrip Dividend) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified or redesignated as Shares, and the consideration per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) receivable upon conversion, exchange, subscription, purchase, acquisition, reclassification or redesignation is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Shares in issue immediately before the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant);

B

is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Shares to be issued or to arise from any such reclassification or redesignation would purchase at such Current Market Price per Share; and

C

is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription, purchase or acquisition attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such reclassification or redesignation;

provided that if on the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant) (as used in this paragraph 6(b)(vii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified or redesignated or at such other time as may be provided), then for the purposes of this paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition, reclassification or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(vii), the later of (i) the date of issue of such Securities or, as the case may be, the grant of such rights and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (b)(vii).

(viii)	Modification of rights

If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) receivable upon conversion, exchange, subscription, purchase or acquisition has been reduced and is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Shares in issue immediately before the date of first public announcement of the terms for such modification;

B

is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C

is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as the Calculation Agent shall consider appropriate for any previous adjustment under this paragraph (b)(viii) or paragraph (b)(vii) above;

provided that if on the date of first public announcement of the terms of such modification (as used in this paragraph (b)(viii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided), then for the purposes of this paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(viii), the later of (i) the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (b)(viii).

(ix)	Certain arrangements

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Shares or such other Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Shares or Securities may be acquired by them (except where the Conversion Price falls to be adjusted under paragraphs (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(vi) or (b)(vii) above or (b)(x) below (or, where applicable, would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Share on the relevant day), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Share on the Ex-Date in respect of the relevant offer; and

B	is the Fair Market Value on such Ex-Date of the portion of the relevant offer attributable to one Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(ix), the later of (i) the Ex-Date in respect of the relevant offer and (ii) the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this paragraph (b)(ix).

(x)	Fundamental Change Event

If a Fundamental Change Event shall occur, then upon any exercise of Conversion Rights where the Conversion Date falls (a) during the Fundamental Change Event Period or (b) on a date following the giving by the Issuer of an Optional Redemption Notice pursuant to Condition 7(b)(i) in circumstances where the precondition specified in Condition 7(b)(i) would not have been satisfied assuming (solely for the purpose of this proviso (b)) that the Aggregate ADS Value in respect of the relevant Dealing Days had been determined only on the basis of the Conversion Price in effect (but not using the Fundamental Change Conversion Price where applicable), the Conversion Price solely for the purpose of such exercise (the “Fundamental Change Conversion Price”) shall be determined as set out below:

FCCP = OCP/(1+ (CP x c/t))

where:

FCCP	=	means the Fundamental Change Conversion Price

OCP	=	means the Conversion Price in effect on the relevant Conversion Date

CP	=	means 42.5 per cent.

c	=	means the number of calendar days from and including the date the Fundamental Change Event occurs to but excluding the Final Maturity Date

t	=	means the number of calendar days from and including the Closing Date to but excluding the Final Maturity Date

(xi)	Other adjustments

If the Issuer (following consultation with the Calculation Agent) determines that an adjustment should be made to the Conversion Price (or that a determination should be made as to whether an adjustment should be made) as a result of one or more circumstances not referred to above in this Condition 6(b) (even if the relevant circumstance is specifically excluded from the operation of paragraphs (b)(i) to (x) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine, in consultation with the Calculation

Agent, if different as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this paragraph (b)(xi) if such Independent Adviser is so requested to make such a determination not more than 21 calendar days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price.

For the avoidance of doubt, the issue of Shares pursuant to the exercise of Conversion Rights by the Issuer for the purposes of satisfying its obligations in respect of the delivery of the ADSs if the Conversion Rights are exercised shall not result in an adjustment to the Conversion Price.

(xii)	Modifications

Notwithstanding the foregoing provisions:

(a)

where the events or circumstances giving rise to any adjustment pursuant to this Condition 6(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of the Issuer, following consultation with the Calculation Agent, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Adviser to be in its opinion appropriate to give the intended result;

(b)

such modification shall be made to the operation of these Conditions as may be determined in good faith by an Independent Adviser, in consultation with the Calculation Agent (if different), to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once;

(c)	other than pursuant to Condition 6(b)(i), no adjustment shall be made that would result in an increase to the Conversion Price; and

(d)

other than pursuant to Condition 6(b)(i) (if applicable), no adjustment to the Conversion Price shall be made in respect of any issues of Shares, or grant of any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, for non-cash consideration.

(xiii)	Calculation of consideration

For the purpose of any calculation of the consideration receivable or price pursuant to paragraphs (b)(iv), (b)(vi), (b)(vii) and (b)(viii), the following provisions shall apply:

(a)	the aggregate consideration receivable or price for Shares issued for cash shall be the amount of such cash (determined by reference to the per-ADS amount of such cash where available);

(b)

(x) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities (whether on one or more occasions) and (y) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Ex-Date referred to in paragraph (b)(iv) or as at the relevant date of first public announcement referred to in paragraph (b)(vi), (b)(vii) or (b)(viii), as the case may be, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate, all as determined in good faith by the Calculation Agent;

(c)

if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency (other than in circumstances where such consideration is also expressed in the Relevant Currency, in which case such consideration shall be treated as expressed in the Relevant Currency in an amount equal to the amount of such consideration when so expressed in the Relevant Currency), it shall be converted by the Calculation Agent into the Relevant Currency at the Prevailing Rate on the relevant Ex-Date (for the purposes of paragraph (b)(iv)) or the relevant date of first public announcement (for the purposes of paragraph (b)(vi), (vii) or (viii), as the case may be);

(d)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Shares or such other Securities or options, warrants or rights, or otherwise in connection therewith;

(e)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity;

(f)

if as part of the same transaction, Shares shall be issued or issuable for a consideration receivable in more than one or in different currencies then the consideration receivable per Share shall be determined by dividing the aggregate consideration (determined as aforesaid and converted, if and to the extent not in the Relevant Currency, into the Relevant Currency as aforesaid) by the aggregate number of Shares so issued; and

(g)	references in these Conditions to “cash” includes any promise or undertaking to pay cash or any release or extinguishment of, or set-off against, a liability or obligation to pay a cash amount.

(c)	Decision and Determination of the Calculation Agent or an Independent Adviser

Adjustments to the Conversion Price shall be determined and calculated by the Calculation Agent upon request from the Issuer and/or, to the extent so specified in the Conditions and upon request from the Issuer, by an Independent Adviser.

Adjustments to the Conversion Price calculated by the Calculation Agent or, where applicable, an Independent Adviser and any other determinations made by the Calculation Agent or, where applicable, an Independent Adviser, or an opinion of an Independent Adviser, pursuant to these Conditions shall in each case be made in good faith and shall be final and binding (in the absence of manifest error) on the Issuer, the Trustee, the Bondholders, the Calculation Agent (in the case of a determination by an Independent Adviser) and the Paying, Transfer and Conversion Agents.

The Calculation Agent may consult, at the expense of the Issuer, on any matter (including, but not limited to, any legal matter), any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Trustee, the Bondholders or the Paying, Transfer and Conversion Agents in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

The Calculation Agent shall act solely upon the request from, and exclusively as agent of, the Issuer and in accordance with these Conditions, and subject always to the provisions of the Calculation Agency Agreement. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Bonds (acting in such capacity) will thereby assume any obligations towards or relationship of agency or trust and shall not be liable and shall incur no liability in respect of anything done, or omitted to be done in good faith, in its capacity as Calculation Agent as against the Trustee, the Bondholders or the Paying, Transfer and Conversion Agents.

If following consultation between the Issuer and the Calculation Agent any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, following consultation between the Issuer and an Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on the Issuer, the Bondholders, the Calculation Agent (if different) and the Trustee, save in the case of manifest error.

(d)	Share or Option Schemes, Dividend Reinvestment Plans

No adjustment will be made to the Conversion Price where Shares or other Securities (including, but not limited to, rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted: (i) to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or non-executive office, consultants, advisors or former consultants or advisors or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or nominee to be held for the benefit of any such person, in any such case pursuant to any share or option or incentive scheme; or (ii) pursuant to any dividend reinvestment plan or similar plan or scheme.

(e)	Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of U.S.$0.0001, shall be rounded down to the nearest whole multiple of U.S.$0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders and to the Trustee promptly after the determination thereof.

The Conversion Price shall not in any event be reduced so that on conversion of the Bonds, ADSs would fall to be issued in circumstances not permitted by applicable laws or regulations. The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below any minimum level permitted by applicable laws or regulations or that would otherwise result in ADSs being required to be issued or transferred and delivered in circumstances not permitted by applicable laws or regulations.

(f)	Procedure for exercise of Conversion Rights

Conversion Rights may be exercised by a Bondholder (provided that the relevant Conversion Date falls during the Conversion Period) by delivering the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located. A Conversion Notice can be deemed received by the Paying, Transfer and Conversion Agent if sent by electronic means.

A Bondholder exercising Conversion Rights shall, as a pre-condition to receiving ADSs, also be required to comply with any relevant provisions of the Deposit Agreement, including the provision of such confirmations, certificates and undertakings and compliance with such other formalities as may be required pursuant to the Deposit Agreement or requested by the Depositary (the “Deposit Requirements”).

If a converting Bondholder shall fail to comply with any Deposit Requirements, the purported exercise of Conversion Rights shall be invalid.

If such delivery is made after the end of normal business hours or on a day which is not a Business Day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following Business Day in such place.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Paying, Transfer and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee, the Paying, Transfer and Conversion Agents and the relevant Bondholder.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the Business Day in New York City immediately following the date of the delivery (or deemed delivery) of the relevant Bond and the Conversion Notice as provided in this Condition 6(f).

A Conversion Notice once deposited may not be withdrawn without the consent in writing of the Issuer.

The Issuer shall pay all capital, stamp, issue and registration and transfer taxes and duties payable in the Republic of Cyprus, the Russian Federation, Belgium or Luxembourg, or in any other jurisdiction in which the Issuer may be domiciled or resident or to whose taxing jurisdiction it may be generally subject (“Specified Taxes”), in respect of the transfer and delivery of any ADSs in respect of the exercise of such Conversion Right (including any Additional ADSs). If the Issuer fails to pay any Specified Taxes, the relevant Bondholder shall be entitled to tender and pay the same and the Issuer, as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any interest and penalties payable in respect thereof.

A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any capital, stamp, issue, registration and transfer taxes and duties arising on the exercise of Conversion Rights (other than any Specified Taxes). A Bondholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal by it of a Bond or interest therein in connection with the exercise of Conversion Rights by it. Any such capital, stamp, issue, registration or transfer taxes or duties or other taxes payable by a Bondholder are referred to as “Bondholder Taxes”.

Neither the Trustee, the Calculation Agent nor any Paying, Transfer and Conversion Agent shall be responsible for determining whether any Specified Taxes or Bondholder Taxes are payable or the amount thereof and shall not be responsible or liable for any failure by the Issuer to pay such Specified Taxes or by a Bondholder to pay such Bondholder Taxes.

A Bondholder exercising a Conversion Right will be required to certify, among other things, that it will become the beneficial owner of any relevant ADSs received pursuant to the exercise of its Conversion Right and (i) is not an officer, director (or person performing similar functions) or other affiliate of the Issuer or a person acting on behalf of such an affiliate or (ii) an underwriter (as referred to in Section 4(a)(1) of the Securities Act) engaged in a distribution of the Bonds or ADSs.

By delivery of such Conversion Notice, such Bondholder will be deemed to acknowledge and agree that the Bonds and the relevant ADSs have not been registered under the Securities Act and that the Bondholder is entitled to transfer the ADS and the Shares represented thereby without registration under the Securities Act.

The Issuer will pay all costs, fees and expenses, including, where relevant, those of the Paying, Transfer and Conversion Agent, the Depositary and any custodian acting on behalf of such Depositary, in connection with the delivery of ADSs on exercise of Conversion Rights.

Notwithstanding any other provisions of these Conditions, a Bondholder exercising Conversion Rights following a Change of Control Conversion Right Amendment as described in Condition 11(b)(vi) will be deemed, for the purposes of these Conditions, to have received the ADSs to be transferred and delivered arising on conversion of its Bonds in the manner provided in these Conditions, and have exchanged such ADSs for the consideration that it would have received therefor if it had exercised its Conversion Right in respect of such Bonds at the time of the occurrence of the relevant Change of Control.

(g)	Purchase or Redemption of Shares or ADSs

The Issuer or (subject to applicable law) any Subsidiary of the Issuer may exercise such rights as they may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Shares) or ADSs or any depositary or other receipts or certificates representing the same without the consent of the Bondholders.

(h)	No Duty to Monitor

The Trustee, the Calculation Agent and the Paying, Transfer and Conversion Agents shall not be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Conversion Price or be responsible or liable to any person for any loss arising from any failure by any of them to do so. The Trustee, the Calculation Agent and the Paying, Transfer and Conversion Agents shall also not be responsible or liable to any person (other than in the case of the Calculation Agent, to the Issuer strictly in accordance with the relevant provisions of the Calculation Agency Agreement) for any determination as to whether or not an adjustment to the Conversion Price is required or should be made or for any determination or calculation of any such adjustment.

(i)	Fundamental Change Event

Within five calendar days following the occurrence of a Fundamental Change Event, the Issuer shall give notice thereof to Bondholders in accordance with Condition 17 and to the Trustee (a “Fundamental Change Event Notice”). The Fundamental Change Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7(e).

The Fundamental Change Event Notice shall also specify:

(i)	all information material to Bondholders concerning the Fundamental Change Event;

(ii)

the Conversion Price immediately prior to the occurrence of the Fundamental Change Event and the Fundamental Change Conversion Price applicable pursuant to Condition 6(b)(x) on the basis of the Conversion Price in effect immediately prior to the occurrence of the Fundamental Change Event;

(iii)	the Closing Price of the ADSs as at the latest practicable date prior to the publication of the Fundamental Change Event Notice;

(iv)	the Fundamental Change Event Period;

(v)	the Put Date; and

(vi)	such other information relating to the Fundamental Change Event as the Trustee may require.

The Trustee shall not be required to monitor or take any steps to ascertain whether a Fundamental Change Event or any event which could lead to a Fundamental Change Event has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any delay or failure by it to do so.

(j)	Notice of Delisting Event

Within five calendar days following the occurrence of a Delisting Event, the Issuer shall give notice thereof to the Bondholders in accordance with Condition 17 and to the Trustee (a “Delisting Event Notice”). The Delisting Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7(e).

The Delisting Event Notice shall also specify:

(i)	all information material to Bondholders concerning the Delisting Event;

(ii)	the Conversion Price immediately prior to the occurrence of the Delisting Event;

(iii)	the Closing Price of the ADSs as at the latest practicable date prior to the publication of the Delisting Event Notice;

(iv)	the Delisting Event Period;

(v)	the Put Date; and

(vi)	such other information relating to the Delisting Event as the Trustee may require.

The Trustee shall not be required to take any steps to monitor or ascertain whether a Delisting Event or any event which could lead to a Delisting Event has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

(k)	Consolidation, Amalgamation or Merger

Without prejudice to Condition 6(b)(x), in the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than constituting a Change of Control and other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation) (a “Successor in Business”), the Issuer will forthwith give notice thereof to Bondholders and to the Trustee of such event and will take such steps as shall be required, subject to applicable law and as provided in the Trust Deed (including the execution of a deed supplemental to or amending the Trust Deed):

(i)	to ensure that the Successor in Business is substituted in place of the Issuer as the principal debtor under the Bonds and the Trust Deed;

(ii)

to ensure that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be convertible into equity share capital (or similar (including without limitation depositary or other receipts or certificates representing equity share capital)) of the Successor in Business, on such basis and with a Conversion Price (subject to adjustment as provided in these Conditions) economically equivalent to the Conversion Price existing immediately prior to the implementation of such consolidation, amalgamation or merger, as determined in good faith by an Independent Adviser (each a “Conversion Right Transfer”); and

(iii)

to ensure that the Trust Deed (as so amended or supplemented if applicable) and the Conditions provide at least the same or equivalent powers, protections, rights and benefits to the Trustee and the Bondholders following the implementation of such consolidation, amalgamation or merger as they provided to the Trustee and the Bondholders prior to the implementation of such consolidation, amalgamation or merger, mutatis mutandis.

The satisfaction of the requirements set out in subparagraphs (i), (ii) and (iii) of this Condition 6(k) by the Issuer is herein referred to as a “Permitted Cessation of Business”. Notwithstanding any other provision of these Conditions, a Permitted Cessation of Business shall not result in a breach of undertaking, constitute an Event of Default or otherwise result in any breach of any provision of these Conditions or the Trust Deed. Following the occurrence of a Permitted Cessation of Business, references in these Conditions, the Trust Deed and the Agency Agreement to the “Issuer” will be construed as references to the relevant Successor in Business.

At the request of the Issuer, but subject to the Issuer’s compliance with the provisions of subparagraph (i), (ii) and (iii) of this Condition 6(k), the Trustee shall (at the expense of the Issuer), without the requirement for any consent or approval of the Bondholders, be obliged to concur with the Issuer in effecting any substitution under subparagraph (i) above and Conversion Right Transfer (including, inter alia, the execution of a deed supplemental to or amending the Trust Deed), provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee in these Conditions, the Trust Deed or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way.

If, following consultation with the Calculation Agent, any doubt shall arise as to how determinations, calculations or adjustments which are specifically required to be performed by the Calculation Agent in these Conditions should be performed following any such consolidation, amalgamation or merger, a written opinion of an Independent Adviser in respect thereof shall be conclusive and binding on the Successor in Business, the Issuer, the Trustee, the Bondholders, the Calculation Agent and all other parties, save in the case of manifest error.

The above provisions of this Condition 6(k) will apply, mutatis mutandis, to any subsequent consolidation, amalgamation or merger.

7	Redemption and Purchase

(a)	Final Redemption

Unless previously redeemed, converted or purchased and cancelled, as provided in these Conditions, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 7(b) or 7(c) and may only be redeemed by Bondholders prior to the Final Maturity Date in accordance with Condition 7(e).

(b)	Redemption at the Option of the Issuer

Subject as provided in Condition 7(d), on giving not less than 30 nor more than 60 calendar days’ notice (an “Optional Redemption Notice”) to Bondholders and to the Trustee, the Issuer may redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) the Optional Redemption Date:

(i)

at any time on or after 10 March 2024 (the “First Call Date”), if the Aggregate ADS Value on each of at least 20 Dealing Days (whether or not consecutive) in any period of 30 consecutive Dealing Days ending no more than 7 Dealing Days prior to the giving of the relevant Optional Redemption Notice to the Bondholders shall have exceeded U.S.$260,000 as verified by the Calculation Agent upon request by the Issuer; or

(ii)

at any time if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds issued prior to the date the Optional Redemption Notice is given).

On the Optional Redemption Date, the Issuer shall redeem the Bonds at their principal amount, together with accrued interest up to (but excluding) the Optional Redemption Date.

(c)	Redemption for Taxation Reasons

(i)

Subject as provided below, the Bonds may be redeemed at the option of the Issuer, subject to the next following paragraph, in whole, but not in part, at any time, on giving not less than 30 nor more than 60 calendar days’ notice (a “Tax Redemption Notice”) to the Bondholders (which notice shall be irrevocable) at their Principal Amount together with accrued but unpaid interest up to (but excluding) the Tax Redemption Date (the “Tax Redemption Date”) if the Issuer satisfies the Trustee immediately prior to the giving of such notice that (i) it has or will become obliged to pay additional amounts as provided or referred to in Condition 9 as a result of any change in, or amendment to, the laws or regulations of the Republic of Cyprus or the Russian Federation or any political or governmental subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 17 February 2021 and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided that no Tax Redemption Notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by one Authorised Signatory of the Issuer stating that the obligation referred to in (i) above has arisen and cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisers of recognised international standing (which may be addressed to the Issuer) to the effect that such change or amendment or change in such application or official interpretation of such laws or regulations, has occurred on or after 17 February 2021 and that the Issuer has or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept such certificate and opinion without any liability for so doing as sufficient evidence of the matters set out in (i) and (ii) above, in which event such certificate shall be conclusive and binding on the Bondholders.

(ii)

If the Issuer gives a Tax Redemption Notice pursuant to this Condition 7(c), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 9 requiring the Issuer to pay additional amounts shall not apply in respect of any payment to be made on such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 in respect of payments falling due after the Tax Redemption Date and payment of all amounts on such Bonds shall be made subject to the deduction or withholding of the taxation required to be withheld or deducted by the Republic of Cyprus or the Russian Federation or any political or governmental subdivision or any authority thereof or therein having power to tax. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Transfer and Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Agent together with the relevant Bonds on or before the day falling 10 calendar days prior to the Tax Redemption Date. Any Bond so deposited shall be returned by the relevant Paying, Transfer and Conversion Agent to the relevant Bondholder on the Tax Redemption Date endorsed to reflect the election made by such Bondholder by uninsured post to, and at the risk of, the relevant Bondholder.

(iii)

References in this Condition 7(c) to the Republic of Cyprus or the Russian Federation shall be deemed also to refer to any jurisdiction in respect of which any undertaking or covenant equivalent to that in Condition 9 is given pursuant to the Trust Deed (except that as regards such jurisdiction the words “becomes effective on or after 17 February 2021” in Condition 6(c)(i) above shall be replaced with the words “becomes effective after, and has not been announced on or before, the date on which any undertaking or covenant equivalent to that in Condition 9 was given pursuant to the Trust Deed)” and references in this Condition 7(c) to additional amounts payable under Condition 9 shall be deemed also to refer to additional amounts payable under any such undertaking or covenant.

(d)	Optional Redemption and Tax Redemption Notices

The Issuer shall not give an Optional Redemption Notice or Tax Redemption Notice at any time during a Fundamental Change Event Period or an Offer Period or which specifies a date for redemption falling in a Fundamental Change Event Period or an Offer Period or the period of 14 calendar days following the end of a Fundamental Change Event Period or an Offer Period (whether or not the relevant notice was given prior to or during such Fundamental Change Event Period or Offer Period), and any such notice shall be invalid and of no effect (whether or not given prior to the relevant Fundamental Change Event Period or Offer Period) and the relevant redemption shall not be made.

Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, which shall be a New York City Business Day, (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the Closing Price of the ADSs as derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Bondholders.

“Offer Period” means (i) any period commencing on the date of first public announcement of an offer or tender (howsoever described) by any person or persons in respect of all or a majority of the issued and outstanding Shares and ending on the date that offer or tender ceases to be open for acceptance or, if earlier, on which that offer or tender lapses or terminates or is withdrawn or (ii) any period commencing on the date of first public announcement of a Scheme of Arrangement relating to the acquisition of all or a majority of the issued and outstanding Shares and ending on the date such Scheme of Arrangement is or becomes effective or, if earlier, the date such Scheme of Arrangement is cancelled or terminated.

(e)	Redemption at the Option of Bondholders Following the occurrence of a Fundamental Change Event or Delisting Event

Following the occurrence of a Fundamental Change Event or Delisting Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Put Date at its principal amount, together with accrued and unpaid interest up to (but excluding) the Put Date. To exercise such right, the holder of the relevant Bond must deliver such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “Put Exercise Notice”), at any time during the Fundamental Change Event Period or, as the case may be, the Delisting Event Period.

The “Put Date” shall be the fourteenth New York City Business Day after the last day of the Fundamental Change Event Period or, as the case may be, the Delisting Event Period.

Payment in respect of any such Bond shall be made by transfer to a US dollar account as specified by the relevant Bondholder in the relevant Put Exercise Notice.

A Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Put Exercise Notices delivered as aforesaid on the Put Date.

(f)	Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be admitted to listing and trading at the relevant time and, subject to compliance with applicable laws and regulations, the Issuer or any Subsidiary of the Issuer may at any time purchase any Bonds in the open market or otherwise at any price. Such Bonds may be held, resold reissued, used in any other manner or, at the option of the Issuer, surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation.

(g)	Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer or any of its Subsidiaries may be surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation and if so surrendered shall be cancelled and may not be reissued or re-sold.

(h)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail, save that a notice given pursuant to Condition 7(e) shall prevail over a notice given pursuant to Condition 7(b) or 7(c) in circumstances where the Put Date falls prior to the Optional Redemption Date or Tax Redemption Date, as the case may be.

(i)	ADS Settlement Option

Notwithstanding any provisions of this Condition 7, the Issuer may elect to satisfy its obligation to redeem the Bonds on the Final Maturity Date pursuant to Condition 7(a) by exercising its option (the “ADS Settlement Option”) with respect to all, but not some only, of the Bonds to be redeemed on the Final Maturity Date, provided that:

(i)	the ADSs are listed and admitted to trading on a Relevant Stock Exchange on the ADS Settlement Option Notice Date;

(ii)	no Event of Default or Potential Event of Default shall have occurred and be continuing as at the ADS Settlement Option Notice Date;

(iii)

the Free Float is not less than 20 per cent. of the total number of issued and outstanding Shares on each Dealing Day in the period of 30 consecutive Dealing Days ending on the fifth Dealing Day prior to the date the ADS Settlement Option Notice is given; and

(iv)	an Offer Period shall not be continuing as at the date the ADS Settlement Option Notice is given.

A “Knock-out Event” shall occur if one or more of the conditions described in paragraphs (i) to (iv) above is no longer met.

To exercise its ADS Settlement Option, the Issuer shall give a notice to such effect (the “ADS Settlement Option Notice,” and the date on which such ADS Settlement Option Notice is given, the “ADS Settlement Option Notice Date”) to Bondholders, the Paying, Transfer and Conversion Agent and to the Trustee. The ADS Settlement Option Notice shall be given (i) not more than 60 nor less than 50 Scheduled Dealing Days prior to the Final Maturity Date and (ii) not less than 10 Scheduled Dealing Days prior to the Notice Cut-Off Date.

An ADS Settlement Option Notice shall specify the date which is expected to be (as at the ADS Settlement Option Notice Date) the date of delivery of the ADSs (the “Expected ADS Delivery Date”), the Observation Period, the Notice Cut-off Date, the Relevant Percentage and the number of Deliverable ADSs which shall apply in respect of each Bond to be redeemed on the Deliverable ADS Settlement Date. The Issuer may not exercise the ADS Settlement Option in respect of a redemption of Bonds if a Knock-out Event (as defined below) shall have occurred on or prior to the date the relevant ADS Settlement Option Notice is given (and, if given, any such exercise of the ADS Settlement Option shall be null and void).

Where the Issuer shall have exercised the ADS Settlement Option, the Issuer shall, in lieu of redeeming the relevant Bonds wholly in cash, effect redemption in respect of each Bond by:

(i)	transferring and delivering to the relevant Bondholder on or prior to the Deliverable ADS Settlement Date, the Deliverable ADSs;

(ii)	making payment to the relevant Bondholder on the Final Maturity Date of the Cash Settlement Amount (if any); and;

(iii)	making or procuring payment to the relevant Bondholder on the Final Maturity Date in cash of accrued and unpaid interest in respect of such Bonds up to the Final Maturity Date (if any).

“ADS Market Value” means the arithmetic average of the Daily ADS Market Value on each of the first 20 Dealing Days comprised in the Observation Period, or on each of such lesser number of Dealing Days as are comprised in the Observation Period.

“Cash Settlement Amount” means, in respect of a Bond, an amount (rounded to the nearest whole multiple of U.S.$0.01, with U.S.$0.005 being rounded upwards) equal to the amount (if any) by which the principal amount of such Bond exceeds 99 per cent. of the product of (a) the ADS Market Value; and (b) the number of Deliverable ADSs to be issued or transferred and delivered to such Bondholder in respect of such Bond, as determined in good faith by the Calculation Agent.

“Daily ADS Market Value” means, in respect of any Dealing Day, the Volume Weighted Average Price of one ADS on such Dealing Day, provided that:

(a)

if on such Dealing Day the ADSs are quoted or traded on the Relevant Stock Exchange cum- any dividend or other entitlement in any such case (A) which results in an adjustment to the Conversion Price pursuant to Condition 6(b) and such adjustment is in effect as at the ADS Settlement Option Notice Date or (B) which a Bondholder is not otherwise entitled to pursuant to this Condition 7(i) (including pursuant to any Additional Deliverable ADSs in respect thereof pursuant to Condition 7(i)(xi)) in respect of the Deliverable ADSs, then the Daily ADS Market Value in respect of such Dealing Day shall be the Volume Weighted Average Price of one ADS on such Dealing Day reduced by an amount equal to the Fair Market Value (on such Dealing Day) of any such dividend or other entitlement; and

(b)

if on such Dealing Day the ADSs are quoted on the Relevant Stock Exchange ex- any dividend or other entitlement, in any such case which a Bondholder is otherwise entitled to pursuant to this Condition 7(i) (including pursuant to any Additional Deliverable ADSs in respect thereof, but excluding an adjustment to the Conversion Price in respect thereof which is in effect as at the ADS Settlement Option Notice Date) in respect of the Deliverable ADSs, then the Daily Market Value in respect of such Dealing Day shall be the Volume Weighted Average Price of one ADS on such Dealing Day increased by an amount equal to the Fair Market Value (on such Dealing Day) of any such dividend or other entitlement.

“Deliverable ADSs” means, in respect of a Bond, such number of ADSs (which shall not exceed the number of Redemption ADSs) as is equal to the product (rounded down if necessary to the nearest whole multiple of an ADS) of (i) the Redemption ADS and (ii) the Relevant Percentage.

“Deliverable ADS Settlement Date” means the date on which the delivery of the Deliverable ADSs is made to the relevant Bondholder, which shall be on or before the fifth Scheduled Dealing Day prior to the start of the Observation Period.

“Observation Period” means the period of 25 Scheduled Dealing Days ending on (and including) the fifth Scheduled Dealing Day prior to the Final Maturity Date.

“Redemption ADSs” means, in respect of any Bond, such number of ADSs (unrounded) determined in good faith by the Calculation Agent by dividing the principal amount of such Bond by the Conversion Price in effect on the ADS Settlement Option Notice Date, except that where the ADS Settlement Option Notice Date falls on or after the date an adjustment to the Conversion Price takes effect pursuant to Conditions 6(b)(i), 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v) or 6(b)(ix) but on or prior to the record date or other due date for establishment of entitlement in respect of the relevant event giving rise to such adjustment, then provided the Issuer is able to confer the benefit of relevant consolidation, reclassification, redesignation or subdivision, Dividend, issue or grant (as the case may be) on the relevant Bondholder in respect of the relevant Deliverable ADSs to be issued or transferred and delivered to such Bondholder as a result of the exercise of the ADS Settlement Option, the Conversion Price for the purpose of this definition shall be such Conversion Price as would have been applicable on the ADS Settlement Option Notice Date had no such adjustment been made.

“Relevant Percentage” means a percentage between 1 per cent. and 100 per cent. (both inclusive) chosen by the Issuer in its sole discretion and specified by the Issuer in the relevant ADS Settlement Option Notice.

“Scheduled Dealing Day” means a day on which the Relevant Stock Exchange for the ADSs is scheduled (on the ADS Settlement Option Notice Date) to be open for business (other than a day on which such Relevant Stock Exchange is scheduled to close prior to its regular weekday closing time), and, for the avoidance of doubt, regardless of whether such day is or is not a Dealing Day for the ADSs.

Fractions of ADSs will not be issued or transferred or delivered pursuant to this Condition 7(i) and no cash payment will be made in lieu thereof. However, if one or more ADS Settlement Notices and relevant Bonds are delivered not later than the Notice Cut-off Date such that the Deliverable ADSs to be transferred and delivered on the Deliverable ADS Settlement Date are to be registered in the same name, the number of ADSs to be issued or transferred and delivered in respect thereof and the Cash Settlement Amount (if any) shall be calculated on the basis of the aggregate principal amount of such Bonds, as determined in good faith by the Calculation Agent.

Where ADSs are to be issued or transferred and delivered to the Relevant Person pursuant to paragraph (iii) or (xi) below, the number of ADSs so to be issued and transferred and delivered and the Cash Settlement Amount (if any) shall be calculated on the basis of the aggregate principal amount of Bonds in respect of which such issue or transfer and delivery is to be made.

If either (a) the Issuer does not deliver an ADS Settlement Option Notice in the manner and by the time set out in this Condition 7(i) or (b) the Issuer does so give an ADS Settlement Option Notice but an event or circumstance constituting a Knock-out Event (disregarding for these purposes all references in the definition of Knock-out Event to the ADS Settlement Option Notice Date) occurs thereafter but on or prior to the Deliverable ADS Settlement Date (such circumstances being referred to as an “ADS Settlement Option Notice Annulment”), the Bonds shall be redeemed for cash in accordance with the provisions of Condition 7(a) and payment in respect thereof shall be made in accordance with Condition 8.

If the Issuer elects to exercise the ADS Settlement Option, the following provisions shall apply:

(i)

In order to obtain delivery of the relevant Deliverable ADSs, the relevant Bondholder must deliver a duly completed notice substantially in the form set out in the Agency Agreement (the “ADS Settlement Notice”) a copy of which may be obtained from the specified office of any

Paying, Transfer and Conversion Agent, together with the relevant Bonds to the specified office of any Paying, Transfer and Conversion Agent by not later than 5:00p.m. (local time in the place of the specified office of the Principal Paying, Transfer and Conversion Agent) on the 5th Scheduled Trading Day (or if such day is not a business day in the place of the specified office of the Principal Paying, Transfer and Conversion Agent, the immediately preceding business day) prior to the Expected ADS Delivery Date (the “Notice Cut-off Date”, which shall not be earlier than the last day of the Conversion Period). If such delivery is made after 5:00p.m. (local time as aforesaid) at the specified office of the relevant Paying, Transfer and Conversion Agent or on a day which is not a business day in such place, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

(ii)

Subject as provided herein, if the ADS Settlement Notice and the relevant Bonds are delivered on or before the Notice Cut-off Date, (i) the Deliverable ADSs will be delivered on or prior to the Deliverable ADS Settlement Date in accordance with the instructions given in the relevant ADS Settlement Notice; and (ii) the Cash Settlement Amount (if any) and any accrued and unpaid interest in respect of such Bonds will be paid in accordance with Condition 8 on the Final Maturity Date.

(iii)

If the ADS Settlement Notice and relevant Bonds are not delivered to a Paying, Transfer and Conversion Agent on or before the Notice Cut-off Date, then (1) on the Final Maturity Date, the Cash Settlement Amount (if any) and accrued and unpaid interest will be paid to the relevant Bondholders in accordance with Condition 8, and (2) the relevant Deliverable ADSs will be issued or transferred and delivered on or prior to the Deliverable ADS Settlement Date to an independent financial institution (the “Relevant Person”) selected and appointed by the Issuer at its expense and notified to the Trustee. The Issuer shall procure that all of such Deliverable ADSs shall be sold by or on behalf of the Relevant Person as soon as practicable based on advice from an Independent Adviser selected and appointed by the Issuer at its expense and (subject to any necessary consents being obtained and to the deduction by or on behalf of the Relevant Person of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs reasonably incurred by the Issuer (including in respect of the appointment of the Independent Adviser and the Relevant Person) and/or by or on behalf of the Relevant Person in connection with the issue, allotment and sale thereof) shall be distributed rateably by or on behalf of the Relevant Person to the holders of the relevant Bonds (subject to the provisions of the Trust Deed) in accordance with Condition 8 or in such other manner as shall be notified to Bondholders.

(iv)

The amount of such net proceeds of sale, the Cash Settlement Amount (if any) and interest paid up to the Final Maturity Date as aforesaid payable to a holder pursuant to paragraph (iii) above shall (without prejudice to paragraph (x) below) be treated for all purposes as the full amount due from the Issuer in respect of the relevant Bonds.

(v)

Neither the Trustee, any Paying, Transfer and Conversion Agent nor the Calculation Agent shall have any liability to any person in respect of the selection and appointment of the Relevant Person, pursuant to paragraph (iii) above, any sale of Deliverable ADSs or Additional Deliverable ADSs, whether for the timing of any such sale or the price at or manner in which any such Deliverable ADSs or Additional Deliverable ADSs are sold or the inability to sell any such Deliverable ADSs or Additional Deliverable ADSs or for the timing of any distribution or otherwise whatsoever.

(vi)

Without prejudice to any ADS Settlement Option Notice Annulment, an ADS Settlement Option Notice and any ADS Settlement Notice shall be irrevocable. Failure properly to complete and deliver an ADS Settlement Notice and deliver the relevant Bonds may result in such notice being treated as null and void and in such circumstances the Issuer shall be entitled to effect settlement in accordance with paragraph (iii) above. Any determination as to whether any ADS Settlement Notice has been properly completed and delivered as provided in these Conditions shall be made by the Issuer in its sole and absolute discretion and shall be conclusive and binding on the relevant Bondholders. Neither the Trustee, nor any Agent nor the Calculation Agent shall have any liability to any person with respect to any determination by the Issuer pursuant to this paragraph (vi) or any resulting delivery, payment or settlement in connection with the relevant Bonds.

(vii)

Shares represented by ADSs transferred and delivered to the Bondholders pursuant to this Condition 7(i) will be fully paid and in all respects will rank pari passu with all other Shares in issue on the relevant ADS Settlement Option Notice Date (or, in the case of Shares represented by Additional Deliverable ADSs, the relevant Reference Date) (except for any right excluded by mandatory provisions of applicable law) and such Shares will be entitled to all rights to the same extent as all other fully-paid Shares of the Issuer. ADSs (including any Additional Deliverable ADSs) transferred and delivered pursuant to this Condition 7(i) will be fully paid and will in all respects rank pari passu with the other ADSs in issue on the ADS Settlement Option Notice Date (or, in the case of Additional Deliverable ADSs, the relevant Reference Date) (except in any such case for any right excluded by mandatory provisions of applicable law) and without prejudice to the provisions of the Deposit Agreement, the relevant Bondholder shall be treated as the holder thereof with effect from, and be entitled to all rights, distribution, payments and entitlements relating to such ADSs in respect of which the record date or other due date for the establishment of entitlement in respect of the Shares represented by such ADSs on or after the ADS Settlement Option Notice Date, or as the case may be, the relevant Reference Date. Such Deliverable ADSs or, as the case may be, Additional Deliverable ADSs will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments relating to such ADSs in respect of which the record date or other due date for the establishment of entitlement in respect of the Shares represented by such ADSs for which falls prior to the ADS Settlement Option Notice Date or, as the case may be, the relevant Reference Date.

(viii)

A Bondholder or the Relevant Person must pay (in the case of the Relevant Person by means of deduction from the net proceeds of sale referred to in paragraph (iii) above or from amounts otherwise available to the Relevant Person for the purpose) any capital, stamp, issue, registration and transfer taxes and duties arising on the issue or transfer and delivery of the relevant Deliverable ADSs or Additional Deliverable ADSs, other than any Specified Taxes payable in respect of the issue or transfer and delivery of the Deliverable ADSs or Additional Deliverable ADSs to a Bondholder or as the case may be to the Relevant Person pursuant to this Condition 7(i), which shall be paid by the Issuer. Such Bondholder or the Relevant Person (as the case may be) must pay (in the case of the Relevant Person, by way of deduction from the net proceeds of sale as aforesaid or from amounts otherwise available to the Relevant Person for the purpose) all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal by it of a Bond or interest therein by it or the Relevant Person in connection with the exercise of such redemption.

(ix)

Delivery of Deliverable ADSs (including Additional Deliverable ADSs) will be made in uncertificated form through DTC to its direct and indirect participants to the account specified by the relevant Bondholder in the relevant ADS Settlement Notice or, as the case may be, as specified by the Relevant Person, on or prior to the Deliverable ADS Settlement Date (or, in the case of Additional Deliverable Shares, not later than 10 New York City Business Days following the Reference Date), unless at the relevant time the Deliverable ADSs (including Additional Deliverable ADSs) are not a participating security in DTC, in which case the Deliverable ADSs will be issued or delivered in certificated form.

(x)

Where Deliverable ADSs are to be issued or transferred and delivered in certificated form, a certificate in respect thereof will be dispatched by mail free of charge to the relevant Bondholder or as it may direct in the relevant ADS Settlement Notice or, where Deliverable ADSs are to be issued or transferred and delivered to the Relevant Person pursuant to paragraph (iii) above, as directed by the Relevant Person (in each case uninsured and at the risk of the relevant recipient) within 28 calendar days following the Deliverable ADS Settlement Date or, as the case may be, the Reference Date.

(xi)

If the ADS Settlement Option Notice Date shall be (i) after the record date in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in Condition 6(b)(i), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 6(b)(ii), (iii), (iv), (v) or (ix), or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in Condition 6(b)(vi) and (vii) or of the terms of any such modification as is mentioned in Condition 6(b)(viii); and (ii) before the relevant adjustment becomes effective under Condition 6(b) (such adjustment, an “ADS Settlement Retroactive Adjustment”), then the Issuer shall procure that there shall be issued or transferred and delivered to the relevant Bondholder (or, where paragraph (iii) above shall apply, the Relevant Person) , in accordance with the instructions contained in the relevant ADS Settlement Notice or, as the case may be, to or to the order of the Relevant Person, such additional number of ADSs (if any) (the “Additional Deliverable ADSs”) as, together with the ADSs issued or to be transferred and delivered on redemption of the relevant Bond, is equal to the number of Deliverable ADSs which would have been required to be issued or delivered on redemption of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the Deliverable ADS Settlement Date, all as determined by in good faith by the Calculation Agent provided that if in the case of Condition 6(b)(ii), (b)(iii), (b)(iv), (b)(v) or (b)(ix) the relevant Bondholder shall be entitled to receive the relevant Shares, ADSs, Dividends or other Securities in respect of the ADSs to be issued or transferred and delivered to it, then no such ADS Settlement Retroactive Adjustment shall be made in relation to the relevant event and the relevant Bondholder shall not be entitled to receive Additional Deliverable ADSs in relation thereto.

8	Payments

(a)	Principal and interest

Payment of principal and interest in respect of the Bonds will be made to the persons shown in the Register at the close of business on the Record Date.

(b)	Other amounts

Payments of all amounts other than as provided in Condition 8(a) will be made as provided in these Conditions.

(c)	Record Date

“Record Date” means the fifth Business Day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

(d)	Payments

Each payment in respect of the Bonds pursuant to Condition 8(a) and (b) will be made by transfer to a U.S. dollar account maintained by the payee.

(e)	Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations applicable thereto including any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA”) or any law implementing an intergovernmental approach to FATCA.

(f)	Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due as a result of the due date not being a Business Day in any place.

(g)	Paying, Transfer and Conversion Agents, etc.

The initial Paying, Transfer and Conversion Agents and Registrar and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent or the Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that the Issuer will at all times maintain (i) a Principal Paying, Transfer and Conversion Agent and (ii) maintain a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by the Issuer to Bondholders. The Issuer reserves the right, subject to the prior approval of the Trustee, under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent and appoint another Calculation Agent, provided that it will maintain a Calculation Agent which shall be a financial institution of international repute or a financial adviser with appropriate expertise. Notice of any change in the Calculation Agent will promptly be given by the Issuer to Bondholders in accordance with Condition 17 and to the Trustee and the Principal Paying, Transfer and Conversion Agent.

(h)	No charges

Neither the Registrar nor the Paying, Transfer and Conversion Agents shall make or impose on a Bondholder any charge or commission in relation to any payment, transfer or conversion in respect of the Bonds.

(i)	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

The Bonds on issue will be represented by a global bond (the “Global Bond”) registered in the name of, and held by a nominee on behalf of, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream, Luxembourg”).

All payments in respect of Bonds represented by the Global Bond will be made to, or to the order of, the person whose name is entered in the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

9	Taxation

All payments made by or on behalf of the Issuer in respect of the Bonds will be made free and clear of and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Republic of Cyprus or the Russian Federation or any political or governmental subdivision or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is required to be made by law.

If any such withholding or deduction is required to be made, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of the amounts which would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Bond:

(a)

to a Bondholder (or to a third party on behalf of a Bondholder) which is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of having some connection with the Republic of Cyprus or the Russian Federation otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond; or

(b)	in respect of estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, duties, assessments or governmental charges; or

(c)	any combination of the above.

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

The provisions of this Condition 9 shall not apply in respect of any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Condition 7(c).

Notwithstanding any other provision of these Conditions, in no event will the Issuer be required to pay any additional amounts in respect of the Bonds for, or on account of, any withholding or deduction required pursuant to FATCA (including pursuant to any agreement described in Section 1471(b) of the Code) or any law implementing an intergovernmental approach to FATCA.

10	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall, (provided in each case that it is indemnified and/or secured and/or prefunded to its satisfaction) give notice to the Issuer that the Bonds are, and they shall accordingly immediately become due and repayable at their principal amount together with accrued interest (if any) to the date of payment:

(a)

the Issuer fails to pay when due any interest or any additional amounts (including any Cash Alternative Amount or Additional Cash Alternative Amount) with respect to the Bonds and such failure continues for a period of 14 calendar days;

(b)	the Issuer fails to pay when due the principal of the Bonds (at final maturity, upon redemption or otherwise) and such failure continues for a period of 14 calendar days;

(c)	the Issuer fails to deliver any of the ADSs following any exercise of Conversion Rights or ADS Settlement Option and such failure continues for 14 calendar days;

(d)

the Issuer does not perform or comply with any one or more of its other obligations in the Bonds or the Trust Deed or if any event occurs or any action is taken or failed to be taken which is (or but for the provisions of any applicable law would be) a breach of any such obligation and which default or breach is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 calendar days (or such longer period as the Trustee may permit) after notice of such default or breach shall have been received by the Issuer from the Trustee requiring the same to be remedied;

(e)

default under any borrowings (as determined in accordance with IFRS) by the Issuer or any Material Subsidiary if that default (i) is caused by a failure to repay any amounts under such borrowings when due or within any originally applicable grace period; or (ii) results in the acceleration of such borrowings prior to the stated maturity thereof, provided that the amount of such borrowings referred to in sub-paragraph (i) and/or sub-paragraph (ii) above individually or in the aggregate exceeds U.S.$100,000,000 (or its foreign currency equivalent);

(f)

any expropriation, attachment, sequestration, execution, mortgage, charge, pledge, lien or distress is levied against or becomes enforceable and is enforced against, or an encumbrancer takes possession of or sells, (x) the undertaking, (y) revenues or (z) assets of the Issuer or any Material Subsidiary representing a substantial part of the undertaking, revenues or assets of the Group and which, in each case, has resulted in a Material Adverse Effect and is not removed, satisfied, stayed, dismissed or otherwise discharged within 60 calendar days of its commencement;

(g)

(i) the Issuer or any of its Material Subsidiaries is (or is deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts generally as they fall due, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts; or (ii) a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of the debts of the Issuer or any of its Material Subsidiaries if such moratorium has resulted in a Material Adverse Effect;

(h)

the Issuer or any Material Subsidiary ceases or threatens to cease to carry on business or operations representing all or substantially all of the business or operations of the Group, except by way of a Permitted Cessation of Business or for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by the Trustee or by an Extraordinary Resolution of the Bondholders, or (ii) in the case of a Material Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Issuer or another of its Subsidiaries; or

(i)

a final judgment for the payment of U.S.$75,000,000 (or its foreign currency equivalent) or more is rendered against the Issuer or any Material Subsidiary by a court or equivalent dispute resolution body (including any duly appointed arbitrator) of competent jurisdiction which is in effect and payable and not satisfied, except in circumstances where such judgment is being contested or appealed by the Issuer or such Material Subsidiary or is discharged within 60 calendar days of it having become payable;

(j)

it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Bonds and the same remains unremedied within 30 calendar days following the date the Issuer has become aware of the same;

provided that, in the case of Conditions 10(d), 10(i) and 10(j) above and, in relation only to a Material Subsidiary, Condition 10(h) above, the Trustee shall have certified to the Issuer that such Event of Default is in its opinion materially prejudicial to the interests of the holders of the Bonds.

11	Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(a)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)	pursuant to a Scheme of Arrangement involving a reduction and cancellation of Shares and the issue to Shareholders of an equal number of Shares by way of capitalisation of profits or reserves; or

(ii)	pursuant to or in connection with a Newco Scheme; or

(iii)

by the issue of fully paid Shares or other Securities to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Shares or other Securities on a capitalisation of profits or reserves; or

(iv)	by the issue of fully paid Shares, issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend in cash; or

(v)

by the issue of Shares or any equity share capital to, or for the benefit of, employees or former employees, director or executive holding or formerly holding executive office (including directors holding or formerly holding executive office or non-executive office, consultants, advisors or former consultants or advisors or the personal service company of any such person) or their spouses or relatives, in each case of the Issuer or any of its Subsidiaries or any associated company, in any such case pursuant to an employee, consultant, advisor, director or executive share or option or incentive scheme whether for all employees, consultants, advisors, directors or executives or any one or more of them, or to a trustee or nominee in connection with any such share or option or incentive scheme.

((i) to (v) above each being a “Permitted Issue”), unless, in any such case, the same constitutes a Dividend or otherwise falls to be taken into account for a determination as to whether an adjustment is to be made to the Conversion Price pursuant to Condition 6(b), regardless of whether in fact an adjustment falls to be made in respect of the relevant capitalisation, gives rise (or would, but for the provisions of Condition 6(e) relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(b)

not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to the Shares but so that nothing in this Condition 11(b) shall prevent:

(i)	any consolidation, reclassification, redesignation or subdivision of the Shares; or

(ii)	any modification of such rights which is not, in the opinion of an Independent Adviser acting in good faith, materially prejudicial to the interests of the holders of the Bonds; or

(iii)

any issue of equity share capital where the issue of such equity share capital results, or would, but for the provisions of Condition 6(e) relating to roundings and minimum adjustments or the carry forward of adjustments or, where comprising Shares, the fact that the consideration per Share receivable therefor is at least 95 per cent. of the Current Market Price per Share at the relevant time for determination thereof pursuant to the relevant provisions of Condition 6(b), otherwise result, in an adjustment to the Conversion Price; or

(iv)

any issue of equity share capital or modification of rights attaching to the Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined in good faith either that no adjustment is required or that an adjustment resulting in a decrease in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); or

(v)

any alteration to the articles of association of the Issuer made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Shares, dealt with under such procedures); or

(vi)

any amendment of the articles of association of the Issuer following or in connection with a Change of Control to ensure that any Bondholder exercising Conversion Rights where the Conversion Date falls on or after the occurrence of a Change of Control will receive, in whatever manner, the same consideration for the Shares arising on such exercise as it would have received in respect of any Shares had such Shares been entitled to participate in the relevant Scheme of Arrangement or to have been submitted into, and accepted pursuant to, the relevant offer or tender (a “Change of Control Conversion Right Amendment”); or

(vii)	a Permitted Issue;

(c)

except as part of or in connection with or pursuant to any employee, consultant, advisor, director or executive share or option or incentive scheme (whether for all employees, consultants, advisors, directors or executives or any one or more of them, or a trustee or a nominee in connection with any such share or option or incentive scheme), procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) issued without rights to convert into, or exchange or subscribe for, Shares (or ADSs or other depositary or other receipts or certificates representing Shares) shall subsequently be granted such rights exercisable at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share at the relevant time for determination thereof pursuant to the relevant provisions of Condition 6(b) unless the same gives rise (or would, but for the provisions of Condition 6(e) relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Shares of differing nominal values, save where such Shares have the same economic rights;

(d)

not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on the exercise of Conversion Rights, Shares to be issued and represented by ADSs could not, under any applicable law then in effect, be legally issued as fully paid;

(e)	not reduce its issued share capital, share premium account, or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(i)	pursuant to the terms of issue of the relevant share capital; or

(ii)	by means of a purchase or redemption of share capital of the Issuer to the extent permitted by applicable law; or

(iii)	where the reduction does not involve any distribution of assets to Shareholders; or

(iv)	solely in relation to a change in the currency in which the nominal value of the Shares is expressed; or

(v)	to create distributable reserves; or

(vi)	pursuant to a Scheme of Arrangement involving a reduction and cancellation of Shares and the issue to Shareholders of an equal number of Shares by way of capitalisation of profits or reserves; or

(vii)	as provided in Condition 11(a)(iii); or

(viii)	pursuant to a Newco Scheme; or

(ix)	by way of transfer to reserves as permitted under applicable law; or

(x)

where the reduction is permitted by applicable law and the Trustee is advised by an Independent Adviser, acting as an expert and in good faith, that in its opinion the interests of the Bondholders will not be materially prejudiced by such reduction; or

(xi)

where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Fundamental Change Event, will result) in (or would, but for the provisions of Condition 6(e) relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Fundamental Change Event, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made; or

provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Shares and any depositary or other receipts or certificates representing Shares without the consent of Bondholders;

(f)

if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or associates of the offeror) to acquire the whole or any part of the issued Shares or the ADSs, or if any person proposes a scheme with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Trustee and the Bondholders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying, Transfer and Conversion Agents and, where such an offer or scheme has been recommended by the board of directors of the Issuer, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that a like offer or scheme is extended to Bondholders and to the holders of any ADSs issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights pursuant to these Conditions (which like offer or scheme to Bondholders shall entitle Bondholders to receive the same type and amount of consideration they would have received had they held the number of ADSs to which such Bondholders would be entitled assuming Bondholders were to exercise their Conversion Rights in the relevant Fundamental Change Event Period);

(g)

in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after completion of the Scheme of Arrangement:

(1)

at the Issuer’s option, either (a) Newco is substituted under the Bonds and the Trust Deed as principal obligor in place of the Issuer (with the Issuer providing a guarantee) subject to and as provided in the Trust Deed; or (b) Newco becomes a guarantor under the Bonds and the Trust Deed;

(2)

such amendments are made to these Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that the Bonds may be converted into or exchanged for cash and/or ordinary shares or units or the equivalent in Newco (or depositary or other receipts or certificates representing ordinary shares or units or the equivalent in Newco) mutatis mutandis in accordance with and subject to these Conditions with a Conversion Price (subject to adjustment as provided in these Conditions) economically equivalent to the Conversion Price immediately prior to the implementation of such amendments, as determined in good faith by an Independent Adviser;

(3)

the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalents of Newco) are admitted to trading on a regulated, regularly operating, recognised stock exchange or securities market as determined by Newco; and

(4)

the Trust Deed and the Conditions provide at least the same or equivalent powers, protections, rights and benefits to the Trustee and the Bondholders following the implementation of such Newco Scheme as they provided to the Trustee and the Bondholders prior to the implementation of the Newco Scheme, mutatis mutandis, and the Trustee shall (at the expense of the Issuer and subject to the satisfaction of the conditions set out in (1) to (4) above) be obliged to concur in effecting such substitution or grant of such guarantee and in either case making any such amendments, provided that the Trustee shall not be obliged so to concur if, in the opinion of the Trustee, doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee in these Conditions, the Trust Deed or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way.

(h)

use all reasonable endeavours to ensure that the ADSs transferred or delivered upon exercise of Conversion Rights will, as soon as is practicable, be admitted to listing and to trading on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the ADSs may then be listed or quoted or dealt in (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the board of directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the person or persons controlling the Issuer as a result of the Change of Control) a de-listing of the ADSs);

(i)	use all reasonable endeavours to maintain the ADS facility in accordance with the Deposit Agreement such that ADSs can be delivered as and when required to satisfy Conversion Rights;

(j)	use all reasonable endeavours to ensure that any limit imposed upon the ADS facility would not be exceeded should ADSs deliverable upon conversion of all outstanding Bonds be delivered;

(k)

use all reasonable endeavours to ensure that there are no restrictions on conversion of Shares into ADSs (save as provided in the Deposit Agreement) which would preclude the new ADSs issued upon conversion of all outstanding Bonds from being fungible with existing ADSs;

(l)

make or cause to be made an application for the Bonds to be admitted to trading on an internationally recognised, regularly operating, regulated or non-regulated stock exchange or securities market) within 90 calendar days following the Closing Date and to maintain such admission to trading for so long as any of the Bonds remain outstanding, save that if the Issuer is unable to maintain such admission to trading as aforesaid, the Issuer undertakes to use all reasonable endeavours to obtain and maintain a listing and/or admission to trading for the Bonds on such other stock exchange as the Issuer may from time to time determine and as may be approved by the Trustee and the Issuer will forthwith give notice to the Bondholders and the Trustee of any such listing or delisting of the Bonds by any of such stock exchanges; and

(m)

by no later than the Closing Date (i) publish a copy of these Conditions (including a legend regarding the intended target market for the Bonds) on its website and (ii) thereafter (and for so long as any of the Bonds remain outstanding) maintain the availability of these Conditions (as the same may be amended in accordance with their terms) on such website.

The Issuer has undertaken in the Trust Deed to deliver to the Trustee annually and otherwise on request by the Trustee a certificate signed by one Authorised Signatory of the Issuer as to there not having occurred an Event of Default, Potential Event of Default, Fundamental Change Event or Delisting Event or breach of the Trust Deed since the date of the last such certificate (or, in the case of the first such certificate, the date of the Trust Deed) or if such event or breach has occurred as to the details of such event or breach and the Trustee will be entitled to rely (without further enquiry and without liability to any person) on such certificate. The Trustee shall not be obliged to independently monitor compliance by the Issuer with the undertakings set forth in this Condition 11 nor be liable to any person for not so doing.

12	Prescription

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal or any other amount (other than interest)) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment.

Claims in respect of any other obligation in respect of the Bonds, including delivery of Shares, shall be prescribed and become void unless made within 10 years following the due date for performance of the relevant obligations.

13	Replacement of Bonds

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of any Paying, Transfer and Conversion Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

14	Meetings of Bondholders, Modification and Waiver, Substitution

(a)	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding.

The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing more than one-half in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change the Final Maturity Date, the First Call Date (other than deferring the First Call Date) or any dates for payment of interest or any other amount in respect of the Bonds, (ii) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7(b), (c) or (e) (other than removing the right of the Issuer to redeem the Bonds pursuant to Condition 7(b) or (c)), (iii) to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (iv) to modify the basis for calculating the interest or any other amount payable in respect of the Bonds, (v) to modify the provisions relating to, or cancel, the Conversion Rights or the rights of Bondholders to receive ADSs and/or the Cash Alternative Amount on exercise of Conversion Rights pursuant to these Conditions (other than pursuant to or as a result of any amendments to these Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 6(k) in order to effect a Conversion Right Transfer or Condition 11(g) following or as part of a Newco Scheme (“Newco Scheme Modification”) or to receive Deliverable ADSs and/or a Cash Settlement Amount following exercise of the ADS Settlement Option, and other than a reduction to the Conversion Price or an increase in the number of ADSs to be issued on exercise of Conversion Rights and/or the Cash Alternative Amount), (vi) to increase the Conversion Price (other than in accordance with these Conditions or pursuant to a Newco Scheme Modification), (vii) to change the currency of the denomination of the Bonds or of any payment in respect of the Bonds, (viii) to change the governing law of the Bonds, the Trust Deed or the Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c)), or (ix) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed by the Bondholders shall be binding on all Bondholders (whether or not they were present at any meeting at which such resolution was passed and whether or not they voted on such resolution).

The Trust Deed provides that (i) a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of the Bonds outstanding (which may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders) or (ii) a consent given by way of electronic consent through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of the Bonds outstanding, shall, in any such case, be effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held or (iii) a meeting of Bondholders may be held electronically in accordance with the procedures set out in the Trust Deed.

No consent or approval of Bondholders shall be required in connection with any Conversion Right Transfer effected in accordance with Condition 6(k) or any Newco Scheme Modification.

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders.

The Trustee may, without the consent of the Bondholders, determine that any Event of Default or a Potential Event of Default should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby.

Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, unless the Trustee otherwise requires, shall be notified to Bondholders as soon as practicable.

(c)	Substitution

The Trustee shall (subject as provided in Condition 11(g)), without the consent of the Bondholders, agree to any substitution as provided in, and for the purposes of, Condition 11(g) in connection with a Newco Scheme.

The Trustee shall (subject as provided in Condition 6(k)), without the consent of the Bondholders, agree to any substitution as provided in, and for the purposes of, Condition 6(k) in connection with a Successor in Business.

In addition, the Trustee may agree, without the consent of the Bondholders, to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition ) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer and (b) the Bonds continuing to be convertible or exchangeable into ADSs mutatis mutandis as provided in these Conditions with such amendments as the Trustee shall consider appropriate, provided that, (x) the Trustee is satisfied that the interest of the Bondholders will not be materially prejudiced by the substitution, and (y) certain other conditions set out in the Trust Deed are complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified to Bondholders as soon as practicable.

(d)	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders, except to the extent provided for in these Conditions or the Trust Deed.

15	Enforcement

At any time after an Event of Default has occurred and is continuing the Trustee may, at its discretion and without notice, take such proceedings, actions or steps (including lodging an appeal in any proceedings) against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings, actions or steps unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. Notwithstanding the above:

(i)

the Trustee may refrain from taking any proceedings, actions or steps in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice, be contrary to any law of that jurisdiction; and

(ii)

the Trustee may refrain from taking any proceedings, actions or steps in any jurisdiction if in its opinion based upon legal advice it would or may render it liable to any person or, it would or may not have the power to do the relevant thing by virtue of any applicable law or if it is determined by any court or other competent authority that it does not have such power.

No Bondholder shall be entitled to (i) take any proceedings, actions or steps against the Issuer to enforce the performance of any of the provisions of the Trust Deed or the Bonds or (ii) take any other proceedings, actions or steps (including lodging an appeal in any proceedings) in respect of or concerning the Issuer, in each case unless the Trustee, having become so bound to take any such proceedings, actions or steps fails to do so within a reasonable period and the failure shall be continuing.

16	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including:

(i)	provisions relieving it from taking any proceedings, actions or steps unless indemnified and/or secured and/or prefunded to its satisfaction; and

(ii)	provisions limiting or excluding its liability in certain circumstances.

The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security or prefunding given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

The Trustee may act and rely without liability to Bondholders and without further investigation on a report, confirmation, certificate, opinion or any advice of any accountants, financial advisers, financial institution, an Independent Adviser or other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to act and rely on any such report, confirmation, certificate, opinion or advice and such report, confirmation, certificate, opinion or advice shall be binding on the Issuer, the Trustee and the Bondholders.

17	Notices

All notices required to be given to Bondholders pursuant to the Conditions will (unless otherwise provided in these Conditions) be given by publication through the electronic communication system of Bloomberg. The Issuer shall also ensure that all notices are duly published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such publication or, if required to be published in more than one manner or at different times, then such notice shall be deemed to have been given on the date of the publication in each required manner and time. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to be given on such date, as the Trustee may approve.

The Issuer shall send a copy of all notices given by it to Bondholders (or a Bondholder) or the Trustee pursuant to these Conditions simultaneously to the Principal Paying, Transfer and Conversion Agent and the Calculation Agent.

For so long as the Bonds are represented by a Global Bond registered in the name of, and held by a nominee on behalf of, a common depository for Euroclear or Clearstream, Luxembourg notices required to be given to Bondholders pursuant to the Conditions shall also be given by the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg as the case may be. Any such notice shall be deemed to have been given on the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg.

18	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) or in all respects except for the first payment of interest on them and the first date on which Conversion Rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

19	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20	Governing Law, Arbitration and Immunity

(a)	Governing Law

The Trust Deed, the Agency Agreement and the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

(b)	Arbitration

Any dispute, claim or difference of whatever nature arising out of or in connection with the Trust Deed, the Agency Agreement and/or the Bonds (including a dispute regarding the existence, validity or termination of the Trust Deed, the Agency Agreement and/or the Bonds or a dispute relating to non-contractual obligations arising out of or in connection with the Trust Deed, the Agency Agreement and/or the Bonds) (a “Dispute”) shall be referred to and finally resolved by arbitration administered by the LCIA (formerly the London Court of International Arbitration) pursuant to the LCIA rules (the “Rules”), which Rules are deemed incorporated by reference into these Conditions, as amended herein. This arbitration agreement shall be governed by, and shall be construed in accordance with, English law.

(i)

The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator in the request for arbitration. The respondent(s), irrespective of number, shall nominate jointly the second arbitrator within 30 calendar days of receipt of the request for arbitration (or, in the case of multiple respondents, within 30 calendar days of receipt of the request for arbitration by the first respondent). The third arbitrator, who shall serve as Chairman, shall be nominated by agreement of the two party-nominated arbitrators (in consultation with their appointing parties). Failing such agreement within 15 calendar days of the confirmation of the appointment of the second arbitrator, the third arbitrator shall be appointed by the LCIA as soon as possible at the written request of any party. For the avoidance of doubt, the Issuer, the Bondholders and the Trustee irrevocably agree, for the purpose of Article 8.1 of the Rules, that the claimant(s), irrespective of number, and the respondent(s), irrespective of number, shall constitute two separate sides for the formation of the arbitral tribunal.

(ii)

If the claimant(s) or the respondent(s) fail to nominate an arbitrator in accordance with the Rules within the time period stipulated, such arbitrator shall be nominated by the LCIA within 15 calendar days of a written request from any party.

(iii)	The seat of arbitration shall be London, England and the language of the arbitration shall be English.

(iv)

If more than one arbitration is commenced under the Trust Deed, the Agency Agreement and/or the Bonds and any party contends that two or more such arbitrations are so closely connected that it is expedient for them to be resolved in one set of proceedings, the arbitral tribunal appointed in the first filed of such proceedings (the “First Tribunal”) shall have the power to determine, provided no date for the hearing on the merits of the Dispute in any such arbitrations has been fixed, that the proceedings shall be consolidated. The Issuer, the Bondholders and the Trustee irrevocably agree and consent to being joined in such consolidated proceedings.

(v)	The tribunal in such consolidated proceedings shall be selected as follows:

(a)	the parties to the consolidated proceedings shall agree on the composition of the tribunal; or

(b)

failing such agreement within 30 calendar days of consolidation being ordered by the First Tribunal, the LCIA shall appoint all members of the tribunal within 30 calendar days of a written request by any of the parties to the consolidated proceedings.

(vi)

In any such arbitration, in the event of a declared public health emergency by either the World Health Organisation (the “WHO”) or a national government, as a consequence of which it is inadvisable or prohibited for the parties and/or their legal representatives to travel to, or attend any hearing ordered by the tribunal, the following shall apply:

i.	any such hearing shall be held via video or telephone conference upon the order of the tribunal;

ii.

the parties agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference; and

iii.

in exceptional circumstances only the tribunal shall have the discretion to order that a hearing shall be held in person, but only after full and thorough consideration of the prevailing guidance of the WHO and any relevant travel or social distancing restrictions or guidelines affecting the parties and/or their legal representatives and the implementation of appropriate mitigation.

(vii)	For the avoidance of doubt, the parties to the Trust Deed are intended to have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce the terms of this Condition 20.

(c)	Immunity

To the extent that the Issuer may now or hereafter be entitled, in any jurisdiction in which any legal action or proceeding may at any time be commenced pursuant to or in accordance with the Trust Deed the Agency Agreement and/or the Bonds, to claim for itself or any of its undertaking, properties, assets or revenues present or future any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or award or from set-off, banker’s lien, counterclaim or any other legal process or remedy with respect to its obligations under the Trust Deed the Agency Agreement and/or the Bonds and/or to the extent that in any such jurisdiction there may be attributed to the Issuer any such immunity (whether or not claimed), the Issuer irrevocably agrees not to claim, and hereby waives, any such immunity.

Principal Paying, Transfer and Conversion Agent

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

Registrar

The Bank of New York Mellon SA/NV, Dublin Branch

Riverside II

Sir John Rogerson’s Quay

Dublin 2

Republic of Ireland

This Deed is delivered on the date stated at the beginning.

Executed as a deed by

OZON HOLDINGS PLC acting by

[Signature]

Name: Belova Nadezhda

SIGNATURE PAGE TO THE TRUST DEED

Executed as a Deed by

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by two of its lawful Attorneys:

Attorney: [Signature] Digitally signed by Michael Lee

MICHAEL LEE AUTHORISED SIGNATORY

Attorney: [Signature] Justen Bersin

Justen Bersin Authorised Signatory

Address: One Canada Square, London E14 5AL

SIGNATURE PAGE TO THE TRUST DEED